Exhibit 99.2

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.,

PURCHASER,

and

LADDER CAPITAL FINANCE LLC,

SELLER

and

LADDER CAPITAL FINANCE HOLDINGS LLLP

MORTGAGE LOAN PURCHASE AGREEMENT

Dated as of May 14 2013

$356,442,475

Fixed Rate Mortgage Loans

Series 2013-LC11

 This Mortgage Loan Purchase Agreement (this “Agreement”), dated as of May 14, 2013, is between J.P. Morgan Chase Commercial Mortgage Securities Corp., as purchaser (the “Purchaser”), Ladder Capital Finance LLC, as seller (the “Seller” or “LCF”), and Ladder Capital Finance Holdings LLLP (“Holdings”).

 Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to them in the pooling and servicing agreement, dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), among the Purchaser, as depositor (the “Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), CWCapital Asset Management LLC, as special servicer (in such capacity, the “Special Servicer”), Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”) and as certificate administrator (in such capacity, the “Certificate Administrator”), and Pentalpha Surveillance LLC, as senior trust advisor (the “Senior Trust Advisor”), pursuant to which the Purchaser will sell the Mortgage Loans (as defined herein) to a trust fund and certificates representing ownership interests in the Mortgage Loans will be issued by the trust fund.  For purposes of this Agreement, the term “Mortgage Loans” refers to the mortgage loans listed on Exhibit A and the term “Mortgaged Properties” refers to the properties securing such Mortgage Loans.

 The Purchaser and the Seller wish to prescribe the manner of sale of the Mortgage Loans from the Seller to the Purchaser and in consideration of the premises and the mutual agreements hereinafter set forth, agree as follows:

 SECTION 1.     Sale and Conveyance of Mortgages; Possession of Mortgage File.  Effective as of the Closing Date and upon receipt of the purchase price set forth in the immediately succeeding paragraph, the Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, all of its right, title, and interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Appointment Agreement, dated as of the date hereof, between the Master Servicer and the Seller) in and to the Mortgage Loans described in Exhibit A, including all interest and principal received on or with respect to such Mortgage Loans after the Cut-off Date (other than payments of principal and interest first due on the Mortgage Loans on or before the Cut-off Date).  Upon the sale of the Mortgage Loans, the ownership of each related Mortgage Note, the Mortgage and the other contents of the related Mortgage File will be vested in the Purchaser and immediately thereafter the Trustee and the ownership of records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller (other than the records and documents described in the proviso to Section 3(b) hereof) shall immediately vest in the Purchaser and immediately thereafter the Trustee.  The Depositor will sell (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C and Class D Certificates (the “Public Certificates”) to the underwriters specified in the underwriting agreement, dated May 2, 2013 (the “Underwriting Agreement”), among the Depositor, J.P. Morgan Securities LLC (“JPMS”), Ladder Capital Securities LLC (“Ladder Securities”), Morgan Stanley & Co. LLC (“Morgan Stanley”) and Drexel Hamilton, LLC (“Drexel”, and collectively with JPMS, Ladder Securities and Morgan Stanley, in such capacity, the “Underwriters”), (ii) the Class X-C, Class E, Class F, Class NR, and Class R Certificates (the “Private Certificates”) to JPMS and Ladder Securities as the initial purchasers

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(together in such capacity, the “Private Certificate Initial Purchasers”) specified in the certificate purchase agreement, dated May 2, 2013 (the “Private Certificate Purchase Agreement”), among the Depositor, Ladder Securities and JPMS, (iii) the Class AN Certificates to JPMS as the initial purchaser (in such capacity, the “Class AN Certificate Initial Purchaser”) specified in the certificate purchase agreement, dated May 2, 2013 (the “Class AN Certificate Purchase Agreement”), between the Depositor and JPMS; and (iv) the Class PF Certificates (together with the Class AN Certificates, the Public Certificates and the Private Certificates, the “Certificates”) to JPMS as the initial purchaser (in such capacity, the “Class PF Certificate Initial Purchaser” and together with the Class AN Certificate Initial Purchaser and the Private Certificate Initial Purchaser, the “Initial Purchasers”) specified in the purchase agreement, dated May 9, 2013 (the “Class PF Certificate Purchase Agreement” and together with the Class AN Certificate Purchase Agreement and the Private Certificate Purchase Agreement, the “Certificate Purchase Agreements”), between the Depositor and JPMS.

The sale and conveyance of the Mortgage Loans is being conducted on an arms-length basis and upon commercially reasonable terms.  The purchase price of the Mortgage Loans (inclusive of accrued interest) shall be equal to the amount set forth on the cross-receipt between the Seller and the Purchaser dated the date hereof and shall be paid by the Purchaser to the Seller in immediately available funds on the Closing Date.  The purchase and sale of the Mortgage Loans shall take place on the Closing Date.

SECTION 2.     Books and Records; Certain Funds Received After the Cut-off Date.  From and after the sale of the Mortgage Loans to the Purchaser, title to each Mortgage and the related Mortgage Note shall be transferred to the Trustee in accordance with this Agreement.  Any funds due after the Cut-off Date in connection with a Mortgage Loan received by the Seller or any of its Affiliates shall be held in trust for the benefit of the Trustee as the owner of such Mortgage Loan and shall be transferred promptly to the Trustee.  All scheduled payments of principal and interest due on or before the Cut-off Date but collected after the Cut-off Date, and recoveries of principal and interest collected on or before the Cut-off Date (only in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date and principal prepayments thereon), shall belong to, and shall be promptly remitted to, the Seller.

The transfer of each Mortgage Loan shall be reflected on the Seller’s balance sheets (and any consolidated balance sheet that includes the Seller) and other financial statements as a sale of such Mortgage Loan by the Seller to the Purchaser.  The Seller intends to treat the transfer of each Mortgage Loan to the Purchaser as a sale for tax purposes.

The transfer of each Mortgage Loan shall be reflected on the Purchaser’s balance sheets and other financial statements as a purchase of such Mortgage Loan by the Purchaser from the Seller.  The Purchaser intends to treat the transfer of each Mortgage Loan from the Seller as a purchase for tax purposes.

SECTION 3.      Delivery of Mortgage Loan Documents; Additional Costs and Expenses. (a) The Purchaser hereby directs the Seller, and the Seller hereby agrees, upon the transfer of the Mortgage Loans contemplated herein, to deliver on the Closing Date to the Master Servicer, Trustee or a Custodian appointed thereby, all documents, instruments and agreements required to be delivered by the Purchaser to the Master Servicer and Trustee with

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respect to the Mortgage Loans under Sections 2.01(b) and (c) of the Pooling and Servicing Agreement and in the form required thereby.

(b)           The Seller agrees to deliver or cause to be delivered, on or prior to the Closing Date, to the Master Servicer the Servicing File, which shall include, but not be limited to, all other documents, instruments and agreements required to be delivered by such Sections 2.01(b) and (c) of the Pooling and Servicing Agreement and in the form required thereby, for each Mortgage Loan transferred pursuant to this Agreement; provided that the Seller shall not be required to deliver any draft documents, privileged or internal communications or credit underwriting or due diligence analyses or data.

(c)           With respect to the transfer described in Section 1 hereof, if the Mortgage Loan documents do not require the related Mortgagor to pay any costs and expenses relating to any modifications to a related letter of credit which modifications are required to effectuate such transfer (the “Transfer Modification Costs”), then the Seller shall pay the Transfer Modification Costs required to transfer the letter of credit to the Purchaser; provided that if the Mortgage Loan documents require the related Mortgagor to pay any Transfer Modification Costs, such Transfer Modification Costs shall be an expense of the Mortgagor unless such Mortgagor fails to pay such Transfer Modification Costs after the Master Servicer, consistent with its obligations under the Pooling and Servicing Agreement, has exercised reasonable efforts to collect such Transfer Modification Costs from such Mortgagor, in which case the Master Servicer shall give the Seller notice of such failure and the Seller shall pay such Transfer Modification Costs.

SECTION 4.      Treatment as a Security Agreement.  Subject to receipt of the purchase price for the Mortgage Loans, the Seller, concurrently with the execution and delivery hereof, has conveyed to the Purchaser all of its right, title and interest in and to the Mortgage Loans.  The parties intend that the conveyance of the Seller’s right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a purchase and sale and not a loan.  If such conveyance is deemed to be a pledge and not a sale, then the parties also intend and agree that the Seller shall be deemed to have granted, and in such event does hereby grant, to the Purchaser, a first priority security interest in all of its right, title and interest in, to and under the Mortgage Loans, all payments of principal or interest on the Mortgage Loans due after the Cut-off Date, all other payments made in respect of the Mortgage Loans after the Cut-off Date (except to the extent such payments were due on or before the Cut-off Date) and all proceeds thereof and that this Agreement shall constitute a security agreement under applicable law.  If such conveyance is deemed to be a pledge and not a sale, the Seller consents to the Purchaser hypothecating and transferring such security interest in favor of the Trustee and transferring the obligation secured thereby to the Trustee.

SECTION 5.       Covenants of the Seller.  The Seller covenants with the Purchaser as follows:

(a)           it shall record or cause a third party to record in the appropriate public recording office for real property (or UCC filings, as applicable) the intermediate assignments of the Mortgage Loans, the assignments of Assignments of Leases, UCC assignments and the Assignments of Mortgage from the Seller to the Trustee in connection with the Pooling and

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Servicing Agreement; provided that if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) or its designee, no assignment of Mortgage Loans, Assignment of Mortgage or other recorded document in favor of the Trustee will be required to be prepared or delivered and instead, the Seller shall take all actions as are necessary to cause the Trustee to be shown as, and the Purchaser shall cause the Trustee to take all actions necessary to confirm that it is shown as, the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS, and the Seller shall deliver evidence of any such transfers to the Master Servicer and the Special Servicer.  All recording fees relating to the initial recordation of such intermediate assignments and Assignments of Mortgage and any costs of any third party or the Trustee agreed to by the Seller and the Trustee shall be paid by the Seller;

(b)           it shall take any action reasonably required by the Purchaser, the Trustee or the Master Servicer, in order to assist and facilitate in the transfer of the servicing of the Mortgage Loans to the Master Servicer, including effectuating the transfer of any letters of credit with respect to any Mortgage Loan to the Master Servicer on behalf of the Trustee for the benefit of Certificateholders.  Prior to the date that a letter of credit with respect to any Mortgage Loan is transferred to the Master Servicer, the Seller will cooperate with the reasonable requests of the Master Servicer or Special Servicer, as applicable, in connection with effectuating a draw under such letter of credit as required under the terms of the related Mortgage Loan documents;

(c)           if, during such period ending on or prior to the later of (i) the ninetieth (90th) day following the Closing Date and (ii) the date upon which all Certificates have been sold to parties unaffiliated with the Depositor, in the opinion of counsel for the Underwriters and the Initial Purchasers, an amendment or supplement to the Prospectus or Private Placement Memorandum relating to the Certificates is necessary or appropriate to be delivered in connection with sales thereof by the Underwriters, the Initial Purchasers or a dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus or Private Placement Memorandum, including Annexes A-1, A-2 and A-3 of the Prospectus Supplement and the DVD included therewith, with respect to any information describing the Mortgage Loans or the Seller, in order to make the statements therein, in the light of the circumstances when the Prospectus or Private Placement Memorandum is delivered to a purchaser during such period, not misleading, or if it is necessary to amend or supplement the Prospectus or Private Placement Memorandum, including Annexes A-1, A-2 and A-3 of the Prospectus Supplement and the DVD included therewith, with respect to any information describing the Mortgage Loans or the Seller, to comply with applicable law, the Seller shall do all things reasonably necessary and reasonably requested by the Depositor to assist the Depositor to prepare and furnish, at the expense of the Seller (to the extent that such amendment or supplement describes the Seller and/or any information describing the same, as provided by the Seller), to the Underwriters and Initial Purchasers such amendments or supplements to the Prospectus or Private Placement Memorandum as may be necessary, so that the statements in the Prospectus or Private Placement Memorandum as so amended or supplemented, including Annexes A-1, A-2 and A-3 of the Prospectus Supplement and the DVD included therewith, with respect to any information describing the Mortgage Loans or the Seller, will not, in the light of the circumstances when the Prospectus or Private Placement Memorandum is delivered to a purchaser during such period, be misleading or so that the Prospectus or Private Placement

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Memorandum, including Annexes A-1, A-2 and A-3 of the Prospectus Supplement and the DVD included therewith, with respect to any information describing the Mortgage Loans or the Seller, will comply with applicable law.  All terms used in this clause (c) and not otherwise defined herein shall have the meaning set forth in the Indemnification Agreement, dated as of May 2, 2013 between the Purchaser, the Underwriters, the Initial Purchasers, the Seller and Holdings (the “Indemnification Agreement”).  Notwithstanding the foregoing, the Seller shall have no affirmative obligation to monitor the performance of the Mortgage Loans after the Closing Date in connection with its obligations under this Section 5(c);

(d)           if the Seller requires the Master Servicer to retain any Servicing Function Participant to service any one or more Mortgage Loans (each, a “Designated Mortgage Loan”) as of the Closing Date, it shall cause such Servicing Function Participant to comply, as evidenced by written documentation between each such Servicing Function Participant and the Seller (or between such Servicing Function Participant and either the Purchaser or the Master Servicer, and as to which the Seller is a third party beneficiary), with all reporting requirements set forth in Sections 11.04, 11.05, 11.06, 11.07, 11.08, 11.09, 11.10, 11.11, 11.12 and 11.13 of the Pooling and Servicing Agreement applicable to such Servicing Function Participant for the Designated Mortgage Loans, for so long as the Trust Fund is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended; provided, however, that the foregoing shall not apply to any party so retained by the Master Servicer whose status as a Servicing Function Participant is based on (i) any modification, waiver or amendment entered into after the Closing Date related to the obligations of any such party so retained by the Master Servicer to the extent not consented to by the Seller or (ii) the Servicing Function Participant’s activities with respect to any mortgage loan in the Trust Fund that is not a Designated Mortgage Loan described on Exhibit A hereto;

(e)           for so long as the Trust Fund is subject to the reporting requirements of the Exchange Act, the Seller shall provide the Purchaser and the Trustee with any Additional Form 10-D Disclosure and any Additional Form 10-K Disclosure set forth next to the Purchaser’s name on Exhibit BB and Exhibit CC, respectively, of the Pooling and Servicing Agreement within the time periods set forth in the Pooling and Servicing Agreement;

(f)           it shall indemnify and hold harmless the Depositor and its directors and officers, and each other person who controls the Depositor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of or based upon (i) a failure of the Seller to perform its obligations under Section 5(e) or (ii) negligence, bad faith or willful misconduct on the part of the Seller in the performance of such obligations;

(g)           if the indemnification provided for in Section 5(f) is unavailable or insufficient to hold harmless the persons referred to in Section 5(f), it shall contribute to the amount paid or payable to such person as a result of the losses, claims, damages or liabilities referred to in Section 5(f) of such persons in such proportion as is appropriate to reflect the relative fault of such persons on the one hand and the Seller on the other in connection with a

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breach of the Seller’s obligations pursuant to Section 5(e) or the Seller’s negligence, bad faith or willful misconduct in connection therewith;

(h)           with respect to any Mortgage Loan that requires notice to the related franchisor or other action to transfer or assign any related comfort letter to the trust or otherwise have a new comfort letter issued in the name of the trust, the Seller shall take such action and/or provide any such required notice to the franchisor within the required timeframes set forth in the related franchise agreement or the related comfort letter, as applicable, but in any event no later than 45 days after the Closing Date; and

(i)           with respect to the Portofino Hotel and Yacht Club Mortgage Loan, the Seller shall provide notice to the related ground lessor of the transfer of such Mortgage Loan within the required timeframe set forth in the related ground lease, but in any event no later than 30 days after the Closing Date.

SECTION 6.    Representations and Warranties.  (a)  Each of the Seller and Holdings represents and warrants to the Purchaser, solely as to itself, in each case as of the Closing Date, that:

(i)     it is a limited liability company or a limited liability limited partnership, as applicable, duly organized, validly existing, and in good standing under the laws of the State of Delaware;

(ii)    it has the limited liability company or a limited liability limited partnership, as applicable, power and authority to own its property and to carry on its business as now conducted;

(iii)   it has the limited liability company or a limited liability limited partnership, as applicable, power to execute, deliver and perform this Agreement;

(iv)    it is legally authorized to transact business in certain states within the United States of America.  In the case of the Seller, such party is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary for the origination (if applicable) and ownership of the Mortgage Loans and the execution of this Agreement so that a subsequent holder of the related Mortgage Loan (including, without limitation, the Purchaser) that is in compliance with the laws of such state would not be prohibited from enforcing such Mortgage Loan solely by reason of any non-compliance by the Seller;

(v)    the execution, delivery and performance of this Agreement by such party has been duly authorized by all requisite action by such party’s board of directors and will not violate or breach any provision of its organizational documents;

(vi)    this Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, receivership, liquidation, conservatorship, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and by

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general equitable principles regardless of whether enforcement is considered in a proceeding in equity or at law);

(vii)     there are no legal or governmental proceedings pending to which such party is a party or of which any property of such party is the subject which, if determined adversely to such party, would reasonably be expected to materially and adversely affect (A) in the case of the Seller, the transfer of the Mortgage Loans and the Mortgage Loan documents as contemplated herein, (B) the execution and delivery by such party or enforceability against such party of the Mortgage Loans (in the case of the Seller) or this Agreement, or (C) the performance of such party’s obligations hereunder;

(viii)      it has no actual knowledge that any Provided Information contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading. “Provided Information” shall mean any statement, report, officer’s certificate or other document or correspondence prepared and furnished by such party in connection with the transactions contemplated hereby (including, without limitation, any financial cash flow models and underwriting file abstracts furnished by such party) with respect to which such party knew or was otherwise informed in writing or electronically that it was to be distributed or provided (or utilized by the Depositor, the Underwriters or the Initial Purchasers or their respective attorneys or accountants in connection with any information that was to be distributed or provided so long as the information so distributed or provided was consistent with the information furnished by such party) to any potential investor, investor, rating agency, accountant, Master Servicer, Special Servicer, Trustee, Paying Agent or an attorney of the foregoing; provided that it is acknowledged and agreed that the Mortgage File (and any documents therein), the asset summaries regarding each Mortgage Loan and any written or electronic responses to requests for information from the Depositor, any Underwriter, or any Initial Purchaser in response to specific written or electronic questions or requests for information from any potential investor, investor, rating agency, accountant, Master Servicer, Special Servicer, Trustee, Paying Agent or any attorney of the foregoing shall be deemed to be part of the Provided Information;

(ix)     such party is not, nor with the giving of notice or lapse of time or both would be, in violation of or in default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein; the sale of the Mortgage Loans (in the case of the Seller) and the performance by such party of its obligations under this Agreement and the consummation by such party of the transactions on its part herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such party is a party or by which such party is bound or to which any of the property or assets of such party is subject, nor will any such action result in any violation of the provisions of any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having

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jurisdiction over such party, or any of its properties, except for conflicts, breaches, defaults and violations which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the consummation by such party of the transactions on its part contemplated by this Agreement, other than any consent, approval, authorization, order, license, registration or qualification that has been obtained or made;

(x)     such party has either (A) not dealt with any Person (other than the Purchaser, the Underwriters, the Initial Purchasers or their respective affiliates or any servicer of a Mortgage Loan) that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans by the Seller or such party’s entering into this Agreement or (B) paid in full any such commission or compensation (except with respect to any servicer of a Mortgage Loan, any commission or compensation that may be due and payable to such servicer if such servicer is terminated and does not continue to act as a servicer);

(xi)     such party is solvent and the sale of the Mortgage Loans hereunder will not cause it to become insolvent; and the sale of the Mortgage Loans is not undertaken by the Seller with the intent to hinder, delay or defraud any of such party’s creditors; and

(xii)     each Servicing Function Participant that the Seller is requiring the Master Servicer to retain to service one or more Mortgage Loans (each, a “Designated Mortgage Loan”) as of the Closing Date, is obligated to comply, as evidenced by written documentation between each such Servicing Function Participant and the Seller (or between such Servicing Function Participant and either the Purchaser or the Master Servicer, and as to which the Seller is a third-party beneficiary), with all reporting requirements set forth in Sections 11.04, 11.05, 11.06, 11.07, 11.08, 11.09, 11.10, 11.11, 11.12 and 11.13 of the Pooling and Servicing Agreement applicable to such Servicing Function Participant for the Designated Mortgage Loans, for so long as the Trust Fund is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

(b)           The Purchaser represents and warrants to the Seller as of the Closing Date that:

(i)     it is a corporation duly organized, validly existing, and in good standing in the State of Delaware;

(ii)    it is duly qualified as a foreign corporation in good standing in all jurisdictions in which ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Purchaser, and the Purchaser is conducting its business so as to comply in all material respects with the applicable statutes, ordinances, rules and regulations of each jurisdiction in which it is conducting business;

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(iii)     it has the power and authority to own its property and to carry on its business as now conducted;

(iv)     it has the power to execute, deliver and perform this Agreement, and neither the execution and delivery by the Purchaser of this Agreement, nor the consummation by the Purchaser of the transactions herein contemplated, nor the compliance by the Purchaser with the provisions hereof, will (A) conflict with or result in a breach of, or constitute a default under, any of the provisions of the certificate of incorporation or by-laws of the Purchaser or any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or any of its properties, or any indenture, mortgage, contract or other instrument to which the Purchaser is a party or by which it is bound, or (B) result in the creation or imposition of any lien, charge or encumbrance upon any of the Purchaser’s property pursuant to the terms of any such indenture, mortgage, contract or other instrument;

(v)     this Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (except as enforcement thereof may be limited by (a) bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and (b) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or law));

(vi)     the execution, delivery and performance of this Agreement by the Purchaser has been duly authorized by all requisite action by the Purchaser’s board of directors and will not violate or breach any provision of its organizational documents;

(vii)     there are no legal or governmental proceedings pending to which the Purchaser is a party or of which any property of the Purchaser is the subject which, if determined adversely to the Purchaser, might interfere with or adversely affect the consummation of the transactions contemplated herein and in the Pooling and Servicing Agreement or the execution and delivery by the Purchaser or enforceability against the Purchaser of this Agreement or the performance of the Purchaser’s obligations hereunder; to the best of the Purchaser’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(viii)    it is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would materially and adversely affect its performance hereunder;

(ix)     it has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchasers and their respective affiliates, that may be entitled to any commission or compensation in connection with

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                the sale of the Mortgage Loans or the consummation of any of the transactions contemplated hereby;

(x)      all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by the Purchaser have been obtained or made; and

(xi)      it has not intentionally violated any provisions of the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorism Financing Act of 2001.

(c)           The Seller further makes the representations and warranties as to the Mortgage Loans set forth in Exhibit B as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty), which representations and warranties are subject to the exceptions thereto set forth in Exhibit C.  Neither the delivery by the Seller of the Mortgage Files, Servicing Files, or any other documents required to be delivered under Section 2.01 of the Pooling and Servicing Agreement, nor the review thereof or any other due diligence by the Trustee, Master Servicer, Special Servicer, a Certificate Owner or any other Person shall relieve the Seller of any liability or obligation with respect to any representation or warranty or otherwise under this Agreement or constitute notice to any Person of a Breach or Defect.

(d)           The Seller shall promptly notify the Depositor if (i) the Seller receives a Repurchase Request with respect to a Mortgage Loan (other than a Repurchase Request received from a Repurchase Request Recipient pursuant to Section 2.02(g) of the Pooling and Servicing Agreement), (ii) the Seller repurchases or replaces a Mortgage Loan, (iii) the Seller receives notice of a withdrawal of a Repurchase Request with respect to a Mortgage Loan (other than a Repurchase Request received from a Repurchase Request Recipient pursuant to Section 2.02(g) of the Pooling and Servicing Agreement), or (iv) the Seller rejects or disputes a Repurchase Request with respect to a Mortgage Loan.  Each such notice shall be given no later than the tenth (10th) Business Day after (A) with respect to clauses (i) and (iii) of the preceding sentence, receipt of a Repurchase Request or receipt of a notice of a withdrawal of a Repurchase Request, as applicable, and (B) with respect to clauses (ii) and (iv) of the preceding sentence, the occurrence of the event giving rise to the requirement for such notice, and shall include (1) the identity of the related Mortgage Loan (unless no specific Mortgage Loan is identified in any Repurchase Request), (2) the date (x) a Repurchase Request or notice of a withdrawal of a Repurchase Request was received, (y) the Mortgage Loan was repurchased or replaced or (z) the Repurchase Request was rejected or disputed, as applicable, and (3) if known, the basis for (x) the Repurchase Request (as asserted in the Repurchase Request).

The Seller shall provide to the Depositor a copy of the relevant portion of any Form ABS-15G that the Seller is required to file with the Securities and Exchange Commission with respect to the Mortgage Loans on or before the date that is five (5) Business Days before the date such Form ABS-15G is required to be filed with the Securities and Exchange Commission.

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In addition, the Seller shall provide the Depositor, upon request, such other information with respect to a Mortgage Loan in its possession as is necessary for the Depositor to comply with its obligations under Rule 15Ga-1 under the Exchange Act (“Rule 15Ga-1”) to disclose fulfilled and unfulfilled repurchase requests.  Any such information requested shall be provided as promptly as reasonably practicable after such request is made.

Pursuant to this Agreement or Section 2.03(b) of the Pooling and Servicing Agreement, the Seller and the Purchaser shall be given prompt notice of any Breach or Defect that materially and adversely affects the value of a Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or any Certificateholder therein.  In addition, pursuant to Section 2.02(g) of the Pooling and Servicing Agreement, the Seller and the Purchaser shall be given each 15Ga-1 Notice required thereunder; however, the Seller agrees that (i) a Repurchase Request Recipient under the Pooling and Servicing Agreement will not, in connection with providing the Seller with any 15Ga-1 Notice under the Pooling and Servicing Agreement, be required to deliver any attorney-client privileged communication or any information protected by the attorney work product doctrine, (ii) any 15Ga-1 Notice delivered to the Seller and Purchaser under the Pooling and Servicing Agreement is provided only to assist the Seller, Purchaser and their respective Affiliates in complying with Rule 15Ga-1, Items 1104 and 1121 of Regulation AB and/or any other law or regulation and (iii) (A) no action taken by, or inaction of, a Repurchase Request Recipient and (B) no information provided to the Seller pursuant to Section 2.02(g) of the Pooling and Servicing Agreement by a Repurchase Request Recipient, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Repurchase Request Recipient may have with respect to this Agreement or the Pooling and Servicing Agreement.

(e)           Upon notice pursuant to Section 6(d) above of any Breach or Defect that materially and adversely affects the value of a Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or any Certificateholder therein, the Seller shall, not later than ninety (90) days from (x) except in the case of the succeeding clause (y) the Seller’s receipt of the notice thereof pursuant to Section 6(d) above or (y) in the case of a Defect or Breach relating to a Mortgage Loan not being a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective mortgage loan to be treated as a qualified mortgage, the earlier of (A) the Seller’s discovery of such Breach or Defect, or (B) discovery of such Breach or Defect by any other party identified in Section 6(d) above, provided the Seller receives the required prompt written notice thereof (the “Initial Resolution Period”), (i) cure such Defect or Breach, as the case may be, in all material respects, at its own expense, including reimbursement of any related additional trust fund expenses incurred by any party to the Pooling and Servicing Agreement, (ii) repurchase the affected Mortgage Loan or REO Loan  at the applicable Repurchase Price (as defined below) or (iii) substitute a Qualified Substitute Mortgage Loan (as defined below) for such affected Mortgage Loan or such REO Loan  (provided that in no event shall any such substitution occur on or after the second anniversary of the Closing Date) and pay the Master Servicer for deposit into the Certificate Account, any Substitution Shortfall Amount (as defined below) in connection therewith; provided, however, that except with respect to a Defect resulting solely from the failure by the Seller to deliver to the Trustee or Custodian the actual policy of lender’s title insurance required pursuant to clause (ix) of the definition of Mortgage File by a date not later than eighteen (18) months following

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the Closing Date, if such Breach or Defect is capable of being cured but is not cured within the Initial Resolution Period, and the Seller has commenced and is diligently proceeding with the cure of such Breach or Defect within the Initial Resolution Period, the Seller shall have an additional ninety (90) days commencing immediately upon the expiration of the Initial Resolution Period (the “Extended Resolution Period”) to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan as described above); and provided, further, that with respect to the Extended Resolution Period the Seller shall have delivered an officer’s certificate to the Trustee, the Certificate Administrator (such Officer’s Certificate to be delivered electronically to trustadministrationgroup@wellsfargo.com, with the subject line: “For Delivery to the 17g-5 Information Provider”), the Master Servicer, the Special Servicer, the Senior Trust Advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, setting forth the reason such Breach or Defect is not capable of being cured within the Initial Resolution Period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Breach or Defect will be cured within the Extended Resolution Period.  Notwithstanding the foregoing, any Defect or Breach which causes any Mortgage Loan not to be a “qualified mortgage” (within the meaning of Section 860G(a)(3) of the Code, without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) which causes a defective mortgage loan to be treated as a qualified mortgage) shall be deemed to materially and adversely affect the interests of the holders of the Certificates therein, and (subject to the Seller’s right to cure such Defect or Breach during the Initial Resolution Period) such Mortgage Loan shall be repurchased or, if applicable, a Qualified Substitute Mortgage Loan substituted in lieu thereof without regard to the extended cure period described in the preceding sentence.  If the affected Mortgage Loan is to be repurchased, the Seller shall remit the Repurchase Price (defined below) in immediately available funds to the Trustee.

If any Breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related Mortgagor to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the Seller shall not be required to repurchase or replace such Mortgage Loan and the sole remedy with respect to any Breach of such representation shall be to cure such Breach within the applicable cure period (as the same may be extended) by reimbursing the Trust Fund (by wire transfer of immediately available funds) the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Trust Fund that are the basis of such Breach and have not been reimbursed by the related Mortgagor; provided, however, that in the event any such costs and expenses exceed $10,000, the Seller shall have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses.  Except as provided in the proviso to the immediately preceding sentence, the Seller shall remit the amount of such costs and expenses and upon its making such remittance, the Seller shall be deemed to have cured such Breach in all respects.  To the extent any fees or expenses that are the subject of a cure by the Seller are subsequently obtained from the related Mortgagor, the portion of the cure payment equal to such fees or expenses obtained from the Mortgagor shall be returned to the Seller pursuant to Section 2.03(b) or Section 2.03(f), as applicable, of the Pooling and Servicing Agreement.  No delay in either the discovery of a Defect or Breach on the part of any party to the Pooling and Servicing Agreement in providing notice of such Defect or Breach will

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relieve the Seller of its obligation to repurchase the related Mortgage Loan unless (i) the Seller did not otherwise discover or have knowledge of such Defect or Breach and (ii) such delay is the result of the failure by a party to this Agreement or the Pooling and Servicing Agreement to provide prompt notice as required by the terms hereof or of the Pooling and Servicing Agreement after such party has actual knowledge of such Defect or Breach (knowledge shall not be deemed to exist by reason of the Custodial Exception Report) and such delay precludes the Seller from curing such Defect or Breach.

Subject to the Seller’s right to cure as set forth above in this Section 6(e), and further subject to Sections 2.01(b) and 2.01(c) of the Pooling and Servicing Agreement, any of the following will cause a document in the Mortgage File delivered by the Seller for any Mortgage Loan to be deemed to have a Defect and to be conclusively presumed to materially and adversely affect the interests of Certificateholders in a Mortgage Loan (but solely with respect to clause (a)) and to be deemed to materially and adversely affect the interests of the Certificateholders in and the value of a Mortgage Loan:  (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity with a copy of the Mortgage Note that appears to be regular on its face; (b) the absence from the Mortgage File of the original signed Mortgage that appears to be regular on its face, unless there is included in the Mortgage File either a copy of the Mortgage with evidence of recording thereon or a copy of the Mortgage and a certificate stating that the original signed Mortgage was sent for recordation; (c) the absence from the Mortgage File of the lender’s title insurance policy (or if the policy has not yet been issued, an original or copy of a “marked-up” written commitment or the pro forma or specimen title insurance policy or a commitment to issue the same pursuant to written escrow instructions signed by the title insurance company) called for by clause (ix) of the definition of “Mortgage File” in the Pooling and Servicing Agreement; (d) the absence from the Mortgage File of any required letter of credit; (e) with respect to any leasehold mortgage loan, the absence from the related Mortgage File of a copy (or an original, if available) of the related Ground Lease; or (f) the absence from the Mortgage File of any intervening assignments required to create a complete chain of assignments to the Trustee on behalf of the Trust, unless there is included in the Mortgage File either a copy of the assignment with evidence of recording thereon or a copy of the intervening assignment and a certificate stating that the original intervening assignments were sent for recordation; provided, however, that no Defect (except a Defect previously described in clauses(a) through (f) above) shall be considered to materially and adversely affect the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or Certificateholders unless the document with respect to which the Defect exists is required in connection with an imminent enforcement of the Mortgagee’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation.  Notwithstanding the foregoing, the delivery of executed escrow instructions or a commitment to issue a lender’s title insurance policy, as provided in clause (ix) of the definition of “Mortgage File” in the Pooling and Servicing Agreement, in lieu of the delivery of the actual policy of lender’s title insurance, shall not be considered a Defect or Breach with respect to any Mortgage File if such actual policy is delivered to the Trustee or a Custodian on its behalf within eighteen (18) months from the Closing Date.  Also, notwithstanding the foregoing, to the extent the Seller has otherwise complied with its document delivery requirements under the Pooling and

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Servicing Agreement and this Agreement, in the event that the Trustee or a Custodian on the Trustee’s behalf subsequently loses a document that is part of the Mortgage File, the fact that such document is lost may not be utilized as the basis for a claim of a Defect against the Seller pursuant to this Section 6(e) and the Trustee shall be responsible therefor in accordance with the Pooling and Servicing Agreement.  In the event any document is lost by the Trustee (or any Custodian on its behalf), at the request of the Trustee and, at the Trustee’s individual expense or the expense of the Trust to the extent provided in Section 8.01 of the Pooling and Servicing Agreement, the Seller shall use commercially reasonable efforts to assist the Trustee (or any servicer on its behalf) in replacing such lost document.

If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described in the first paragraph of this Section 6(e), (ii) such Mortgage Loan is a Crossed Underlying Loan, and (iii) the applicable Defect or Breach does not constitute a Defect or Breach, as the case may be, as to any other Crossed Underlying Loan in such Crossed Mortgage Loan Group (without regard to this paragraph), then the applicable Defect or Breach, as the case may be, will be deemed to constitute a Defect or Breach, as the case may be, as to each other Crossed Underlying Loan in the Crossed Mortgage Loan Group for purposes of this paragraph, and the Seller will be required to repurchase or substitute for all of the remaining Crossed Underlying Loans in the related Crossed Mortgage Loan Group as provided in the first paragraph of this Section 6(e) unless such other Crossed Underlying Loans in such Crossed Mortgage Loan Group satisfy the Crossed Underlying Loan Repurchase Criteria.  In the event that the remaining Crossed Underlying Loans satisfy the aforementioned criteria, the Seller may elect either to repurchase or substitute for only the affected Crossed Underlying Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Underlying Loans in the related Crossed Mortgage Loan Group.  The Seller shall be responsible for the cost of any Appraisal required to be obtained to determine if the Crossed Underlying Loan Repurchase Criteria have been satisfied, so long as the scope and cost of such Appraisal has been approved by the Seller (such approval not to be unreasonably withheld).

To the extent that the Seller is required to repurchase or substitute for a Crossed Underlying Loan hereunder in the manner prescribed above while the Trustee continues to hold any other Crossed Underlying Loans in such Crossed Mortgage Loan Group, neither the Seller nor the Purchaser shall enforce any remedies against the other’s Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective Crossed Underlying Loans, including with respect to the Trustee, the Primary Collateral securing Crossed Underlying Loans still held by the Trustee.

If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Underlying Loans held by such party, then the Seller and the Purchaser shall forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Crossed Underlying Loans can be modified in a manner that complies with this Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached.  Any reserve or other cash collateral or letters of credit securing the Crossed Underlying Loans shall be allocated between such Crossed Underlying Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances.  Notwithstanding the foregoing, if

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a Crossed Underlying Loan included in the Trust Fund is modified to terminate the related cross-collateralization and/or cross-default provisions, as a condition to such modification, the Seller shall furnish to the Trustee an Opinion of Counsel that any modification shall not cause an Adverse REMIC Event.  Any expenses incurred by the Purchaser in connection with such modification or accommodation (including but not limited to recoverable attorney fees) shall be paid by the Seller.

The “Repurchase Price” with respect to any Mortgage Loan or REO Loan to be repurchased pursuant to this Agreement and Section 2.03 of the Pooling and Servicing Agreement, shall have the meaning given to the term “Purchase Price” in the Pooling and Servicing Agreement.  For the avoidance of doubt, the Repurchase Price shall not include liquidation fees payable to the Special Servicer in the event of any repurchase of a Mortgage Loan under this Agreement prior to the termination of the Extended Resolution Period.

A “Qualified Substitute Mortgage Loan” with respect to any Mortgage Loan or REO Loan to be substituted pursuant to this Agreement and Section 2.03 of the Pooling and Servicing Agreement, shall have the meaning given to such term in the Pooling and Servicing Agreement.

A “Substitution Shortfall Amount” with respect to any Mortgage Loan or REO Loan to be substituted pursuant to this Agreement and Section 2.03 of the Pooling and Servicing Agreement, shall have the meaning given to such term in the Pooling and Servicing Agreement.

In connection with any repurchase or substitution of one or more Mortgage Loans contemplated hereby, (i) the Purchaser shall execute and deliver, or cause the execution and delivery of, such endorsements and assignments, without recourse to the Trust, as shall be necessary to vest in the Seller the legal and beneficial ownership of each repurchased Mortgage Loan or replaced Mortgage Loan, as applicable, (ii) the Purchaser shall deliver, or cause the delivery, to the Seller of all portions of (A) the Mortgage File and other documents pertaining to such Mortgage Loan possessed by the Trustee, or on the Trustee’s behalf, and (B) the Servicing File and other documents pertaining to such Mortgage Loan possessed by the Master Servicer or Special Servicer, or on the Master Servicer’s or Special Servicer’s behalf, and (iii) the Purchaser shall release, or cause to be released, to the Seller any escrow payments and reserve funds held by the Trustee, or on the Trustee’s behalf, in respect of such repurchased or replaced Mortgage Loans.

The Purchaser shall provide to the Seller any relevant portions of any Form ABS-15G that the Purchaser is required to file with the Securities and Exchange Commission (only to the extent that such portions relate to any Mortgage Loan and that was not provided by the Seller) on or before the date that is five (5) Business Days prior to the date such Form ABS-15G is required to be filed with the Securities and Exchange Commission.  The Trust’s CIK# is 0001563166.

(f)           The representations and warranties of the parties hereto shall survive the execution and delivery and any termination of this Agreement and shall inure to the benefit of the respective parties, notwithstanding any restrictive or qualified endorsement on the Mortgage

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Note or Assignment of Mortgage for any Mortgage Loan or the examination of the Mortgage Files for any Mortgage Loan.

(g)           Each party hereby agrees to promptly notify the other party of any breach of a representation or warranty contained in Section 6.  In addition, in the event that the Seller receives a Repurchase Request, the Seller shall promptly forward such Repurchase Request to the Master Servicer, if relating to a Non-Specially Serviced Mortgage Loan, or to the Special Servicer, if relating to a Specially Serviced Mortgage Loan or REO Property, in each case in the manner described in Section 2.02(g) of the Pooling and Servicing Agreement; provided, however, that the Seller shall not be required to notify the Master Servicer or Special Servicer, as applicable, of any such Repurchase Request if  such Repurchase Request is received from a Repurchase Request Recipient. The Seller’s obligation to cure any Breach or Defect or repurchase or substitute for any affected Mortgage Loan pursuant to Section 6(e), and Holdings’ guarantee of such obligations pursuant to Section 20, shall constitute the sole remedy available to the Purchaser in connection with a Breach or Defect; provided, however, that the foregoing shall not limit the indemnification available pursuant to Section 21 hereof.  It is acknowledged and agreed that the representations and warranties are being made for risk allocation purposes; provided, however, that no limitation of remedy is implied with respect to the Seller’s or Holding’s breach of its obligation to cure, repurchase or substitute in accordance with the terms and conditions of this Agreement.

SECTION 7.     Conditions to Closing.  The obligations of the Purchaser to purchase the Mortgage Loans shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(a)           Each of the obligations of the Seller required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and all of the representations and warranties of the Seller under this Agreement shall be true and correct in all material respects as of the Closing Date, and no event shall have occurred as of the Closing Date which, with notice or passage of time, would constitute a default under this Agreement, and the Purchaser shall have received a certificate to the foregoing effect signed by an authorized officer of the Seller substantially in the form of Exhibit D.

(b)           The Purchaser shall have received the following additional closing documents:

(i)     copies of the Seller’s and Holding’s respective limited liability company agreements and certificates of formation, certified as of a recent date by the Secretary or Assistant Secretary of such party or, alternatively in the case of the certificates of formation, certified by the Secretary of State of the State of Delaware;

(ii)     a copy of a certificate of good standing of the Seller and Holdings issued by the Secretary of State of the State of Delaware dated not earlier than sixty (60) days prior to the Closing Date;

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(iii)     an opinion of counsel of the Seller and Holdings, in form and substance satisfactory to the Purchaser and its counsel, substantially to the effect that, with respect to each of the Seller and Holdings (the “Ladder Parties”):

(A)     the Seller is a limited liability company existing and in good standing under the Delaware Limited Liability Company Act (the “DLLCA”).  Holdings is a limited liability limited partnership existing and in good standing under the Delaware Revised Uniform Limited Partnership Act (the “Delaware Partnership Act”; and collectively with the DLLCA, the “Delaware Acts”);

(B)      the Seller has the limited liability company power to execute and deliver this Agreement and the Indemnification Agreement (together, the “Ladder Agreements”) and to perform its obligations under the Ladder Agreements.  Holdings has the limited liability limited partnership power to execute and deliver the Ladder Agreements and to perform its obligations under the Ladder Agreements;

(C)     the board of directors of each Ladder Party has adopted by requisite vote the resolutions necessary to authorize the execution and delivery by such Ladder Party of the Ladder Agreements, and the performance by such Ladder Party of such Ladder Party’s obligations thereunder;

(D)     each Ladder Party has duly executed and delivered the Ladder Agreements;

(E)      each Ladder Party’s execution and delivery of, and such party’s performance of its obligations under, each of the Ladder Agreements do not and will not (a) in the case of the Seller, violate any existing provisions of the certificate of formation or limited liability company agreement of the Seller, (b) in the case of Holdings, violate any existing provisions of the certificate of limited partnership or limited liability limited partnership agreement of Holdings or (c) result in a breach or other violation of, or constitute a default under, any agreement listed on a schedule attached to such opinion (the “Other Specified Agreements”); provided that the opinion described in this paragraph need not address any impact any Ladder Party’s actions may have under any financial covenants or tests, any consequences a default by any Ladder Party under any of the Ladder Agreements may have under any of the Other Specified Agreements or any cross default provisions in the Other Specified Agreements;

       (F)      such counsel does not have actual knowledge that any provision in any Court Order (as defined below) would be breached or otherwise violated by any Ladder Party’s execution or delivery of the Ladder Agreements or by any Ladder Party’s performance of any of its agreements in the Ladder Agreements.  For purposes of this paragraph, the term “Court Order” means a court or administrative order, writ, judgment or decree that names a Ladder Party and is specifically directed to such Ladder Party.  For purposes of such opinion, such counsel need not undertake any investigation to identify Court Orders to which

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any Ladder Party may be subject or review any Court Orders about which they may have actual knowledge; and

(G)      there is no litigation that on the date of such opinion is (i) pending against a Ladder Party with a court or (ii) being actively threatened against a Ladder Party, which to such counsel’s actual knowledge seeks to enjoin or obtain damages by reason of the execution or delivery of any of the Ladder Agreements by a Ladder Party or the performance by any Ladder Party of its agreements in the Ladder Agreements.  For purposes of such opinion, such counsel need not undertake any investigation to identify any litigation which is pending or threatened against any Ladder Party;

(H)      this Agreement constitutes a legal, valid and binding agreement of each Ladder Party, enforceable against such Ladder Party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership, conservatorship, liquidation or other laws relating to or affecting creditors’ rights generally, including, if such Ladder Party is determined to be a “financial company” or an affiliate thereof under Section 201 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the powers of the Federal Deposit Insurance Corporation as receiver under Title II (Orderly Liquidation Authority) of the Dodd-Frank Act, and further subject to general principles of equity (whether considered in a proceeding at law or in equity), and except that the enforcement of rights with respect to indemnification and contribution obligations and provisions (a) purporting to waive or limit rights to trial by jury, oral amendments to written agreements or rights of set-off, (b) relating to submission to jurisdiction, venue or service of process, or (c) purporting to prohibit, restrict or condition the assignment of, or the grant of a security interest in, rights under this Agreement, or property subject thereto, may be limited by applicable laws or considerations of public policy; and

(I)       the compliance by each Ladder Party with the provisions of this Agreement and the consummation by each Ladder Party of the transactions contemplated by this Agreement (a) do not require any Governmental Approval (as defined below) to be obtained on the part of such Ladder Party, except those that have been obtained and, to such counsel’s knowledge, are in effect, and (b) do not conflict with, or result in the violation of, any Applicable Laws (as defined below) that are applicable to such Ladder Party (except for any such conflict or violation as would not have a material adverse effect on the performance by such Ladder Party of its obligations under this Agreement).  For purposes of such opinion, the term “Applicable Laws” means those laws, rules and regulations of the State of New York and of the United States of America which, in such counsel’s experience, are normally applicable to transactions of the type contemplated by this Agreement, the term “Government Authorities” means executive, legislative, judicial, administrative or regulatory bodies of the State of New York or the United States of America, and the term “Government Approval” means any consent, approval, license, authorization or validation of,

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or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws.  However, such opinion need not address (i) any statute, regulation or  provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof, (ii) the tax laws, “doing business” laws or securities laws of any jurisdiction or (iii) any law, rule or regulation to which either Ladder Party may be subject as a result of any other person’s or entity’s legal or regulatory status or any such other person’s or entity’s involvement in the transactions contemplated by the Ladder Agreements.

(iv)       a letter from counsel of the Seller substantially to the effect that nothing has come to such counsel’s attention that would lead such counsel to believe that the Specified Portions of the Free Writing Prospectus, Prospectus or Private Placement Memorandum as of the date thereof or as of the Closing Date contains, with respect to the Seller or the Mortgage Loans, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein relating to the Seller or the Mortgage Loans, in the light of the circumstances under which they were made, not misleading.

(c)         The Certificates shall have been concurrently issued and sold pursuant to the terms of the Certificate Purchase Agreements and the Underwriting Agreement.

(d)         The Seller and Holdings shall have executed and delivered concurrently herewith the Indemnification Agreement.

(e)         The Seller and Holdings shall furnish the Purchaser with such other certificates of its officers or others and such other documents and opinions to evidence fulfillment of the conditions set forth in this Agreement as the Purchaser and its counsel may reasonably request.

(f)          The obligations of the Seller to sell the Mortgage Loans shall be subject to the satisfaction, on or prior to the Closing Date, of the following: (i) performance by the Purchaser of all obligations required to be performed on or before the Closing Date; (ii) accuracy of all of the representations and warranties of the Purchaser under this Agreement as of the Closing Date; and (iii) the execution of the Indemnification Agreement and, insofar as it affects the obligations of the Seller, the Pooling and Servicing Agreement, as executed and delivered by the respective parties thereto, each being in form and substance reasonably satisfactory to the Seller and Holdings.  Notwithstanding the foregoing, the sale of the Mortgage Loans and receipt of payment therefore by the Seller from the Purchaser shall be conclusive evidence of the satisfaction of the foregoing conditions.

(g)         The purchase of the Mortgage Loans by the Purchaser shall be conclusive evidence of the satisfaction of clauses (b)(iii), (b)(iv) and (e) above.

SECTION 8. Closing.  The closing for the purchase and sale of the Mortgage Loans shall take place at the office of Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina, at 10:00 a.m., on May 14, 2013 or such other place and time as the parties shall agree

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(the actual date of such closing, the “Closing Date”).  The parties hereto agree that time is of the essence with respect to this Agreement.

SECTION 9. Expenses.  The Seller shall pay its pro rata share (the Seller’s pro rata share to be determined according to the percentage that the aggregate principal balance as of the Cut-off Date of all the Mortgage Loans represents in proportion to the aggregate principal balance as of the Cut-off Date of all the mortgage loans to be included in the Trust Fund) of all costs and expenses of the Purchaser in connection with the transactions contemplated herein, including, but not limited to:  (i)  the costs and expenses of reproducing and delivering the Pooling and Servicing Agreement and this Agreement and printing (or otherwise reproducing) and delivering the Certificates; (ii) the reasonable and documented fees, costs and expenses of the Trustee and its counsel incurred in connection with the Trustee entering into the Pooling and Servicing Agreement; (iii) the fees and disbursements of a firm of certified public accountants selected by the Purchaser with respect to numerical information in respect of the Mortgage Loans and the Certificates included in any Time of Sale Information, Prospectus or Private Placement Memorandum (each as defined in the Indemnification Agreement), including the cost of obtaining any “comfort letters” with respect to such items; (iv) the costs and expenses in connection with the qualification or exemption of the Certificates under state securities or blue sky laws, if any, including filing fees and reasonable fees and disbursements of counsel in connection therewith; (v) the costs and expenses in connection with any determination of the eligibility of the Certificates for investment by institutional investors in any jurisdiction and the preparation of any legal investment survey, if any, including reasonable fees and disbursements of counsel in connection therewith; (vi) the costs and expenses in connection with printing (or otherwise reproducing) and delivering any Time of Sale Information, Prospectus or Private Placement Memorandum and the reproduction and delivery of this Agreement and the furnishing to the Underwriters and the Initial Purchasers of such copies of the Prospectus, Private Placement Memorandum and this Agreement as each Underwriter and Initial Purchaser may reasonably request; (vii) the fees of the rating agency or agencies requested to rate the Certificates; and (viii) the reasonable fees and expenses of Cadwalader, Wickersham & Taft LLP, counsel to the Depositor.

SECTION 10. Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.  Furthermore, the parties shall in good faith endeavor to replace any provision held to be invalid or unenforceable with a valid and enforceable provision which most closely resembles, and which has the same economic effect as, the provision held to be invalid or unenforceable.

SECTION 11. Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THE AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

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TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH OF THE PURCHASER AND THE SELLER HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES, TO THE FULLEST POSSIBLE EXTENT, THE DEFENSE OF AN INCONVENIENT FORUM; (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (V) WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATING TO OR ARISING OUT OF THIS AGREEMENT.

SECTION 12. No Third-Party Beneficiaries.      The parties do not intend the benefits of this Agreement to inure to any third party except as expressly set forth in Section 13.

SECTION 13. Assignment.      Each of the Seller and Holdings hereby acknowledges that the Purchaser has, concurrently with the execution hereof, executed and delivered the Pooling and Servicing Agreement and that, in connection therewith, it has assigned its rights hereunder to the Trustee for the benefit of the Certificateholders to the extent set forth in the Pooling and Servicing Agreement and that the rights so assigned may be further assigned to, and shall inure to the benefit of, any successor trustee under the Pooling and Servicing Agreement.  The Seller hereby acknowledges its obligations, including, without limitation, that of expense reimbursement, pursuant to Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement.  Except as set forth hereinabove and, to the extent applicable, in Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement, the representations and warranties of each of the Seller and Holdings made hereunder and the remedies provided hereunder with respect to Breaches or Defects may not be further assigned by the Purchaser, the Trustee or any successor trustee.  No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assign because of such ownership.  This Agreement shall bind and inure to the benefit of, and be enforceable by, the Seller, the Purchaser and their permitted successors and permitted assigns.  The warranties and representations and the agreements made by each of the Seller and Holdings herein shall survive delivery of the Mortgage Loans to the Trustee until the termination of the Pooling and Servicing Agreement.

SECTION 14. Notices.      All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt by the intended recipient if personally delivered at or couriered or mailed by first class or registered mail, postage prepaid, to (i) in the case of the Purchaser, J.P. Morgan Chase Commercial Mortgage Securities Corp., 383 Madison Avenue, 31st Floor, New York, New York 10179, Attention:  Jonathan M. Strain, Managing Director, telecopy number (917) 849-1511 and Bianca A. Russo, Managing Director & Associate General Counsel, 277 Park Avenue, 13th Floor, New York, New York 10172, telecopy: (917) 464-6116, (ii) in the case of the Seller, Ladder Capital

22

Finance LLC, 345 Park Avenue, 8th Floor, New York, New York 10154, Attention:  Pamela McCormack, with a copy to: Ladder Capital Finance LLC, 345 Park Avenue, 8th Floor, New York, New York 10154, Attention: Robert Perelman, (iii) in the case of Holdings, Ladder Capital Finance Holdings LLLP, 345 Park Avenue, 8th Floor, New York, New York 10154, Attention: Pamela McCormack, with a copy to: Ladder Capital Finance Holdings LLLP, 345 Park Avenue, 8th Floor, New York, New York 10154, Attention: Robert Perelman, and (iv) in the case of any of the preceding parties, such other address as may hereafter be furnished to the other parties in writing by such party.

SECTION 15. Amendment.  This Agreement may be amended only by a written instrument which specifically refers to this Agreement and is executed by the Purchaser, the Seller and Holdings; provided, however, that unless such amendment is to cure an ambiguity, mistake or inconsistency in this Agreement, no amendment shall be permitted unless each Rating Agency has delivered a written confirmation that such amendment will not result in a downgrade, withdrawal or qualification of the then current ratings of the Certificates and the cost of obtaining any Rating Agency confirmation shall be borne by the party requesting such amendment.  This Agreement shall not be deemed to be amended orally or by virtue of any continuing custom or practice.  No amendment to the Pooling and Servicing Agreement which relates to defined terms contained therein or any obligations of the Seller or Holdings whatsoever shall be effective against the Seller or Holdings unless the Seller and Holdings shall have agreed to such amendment in writing.  The Pooling and Servicing Agreement shall identify the Seller as a third party beneficiary and may not be amended in any manner that materially and adversely affects the Seller’s rights as such without the Seller’s consent.

SECTION 16. Counterparts.  This Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

SECTION 17. Exercise of Rights.  No failure or delay on the part of any party to exercise any right, power or privilege under this Agreement and no course of dealing between the Seller or Holdings, on the one hand, and the Purchaser, on the other hand, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  Except as set forth in Section 6 herein, the rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any party would otherwise have pursuant to law or equity.  No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of either party to any other or further action in any circumstances without notice or demand.

SECTION 18. No Partnership.  Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.  Nothing herein contained shall be deemed or construed as creating an agency relationship between the Purchaser, on the one hand, and the Seller and Holdings, on the other hand, and none of the Purchaser, the Seller nor Holdings shall take any action which could reasonably lead a third

23

party to assume that it has the authority to bind the other parties hereto or make commitments on such other parties’ behalf.

SECTION 19. Miscellaneous. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.  Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

SECTION 20. Guaranty by Holdings.  (a)  Holdings hereby unconditionally and irrevocably guarantees to the Purchaser the due and punctual payment of all sums due by, and the performance of all obligations of, the Seller under Sections 3(c), 6(e), and 9 of this Agreement and any other provisions hereof requiring the payment of any amount by the Seller and, to the extent that they relate to the obligations of the Seller to cure any Defect or Breach, or repurchase or substitute for any affected Mortgage Loan or make any other payment, Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement, as and when the same shall become due and payable (after giving effect to any applicable grace period) according to the terms hereof or thereof.  In the case of the failure of the Seller to make any such payment as and when due, Holdings hereby agrees to make such payment or cause such payment to be made, promptly upon written demand by the Purchaser to Holdings, but any delay in providing such notice shall not under any circumstances reduce the liability of Holdings or operate as a waiver of the Purchaser’s right to demand payment.

(b) This guarantee shall be a guaranty of payment and performance, and the obligations of Holdings under this guarantee shall be continuing, absolute and unconditional.  Holdings waives any and all defenses it may have arising out of: (i) the validity, regularity or enforceability of this Agreement; (ii) the absence of any action to enforce the same; (iii) the rendering of any judgment against the Seller or any action to enforce the same; (iv) any waiver or consent by the Purchaser or any amendment or other modification to this Agreement; (v) any defense to payment hereunder based upon suretyship defenses; (vi) the bankruptcy or insolvency of the Seller, (vii) any defense based on (1) the corporate status of the Seller, (2) the power and authority of the Seller to enter into this Agreement and to perform its obligations hereunder or (3) the legality, validity and enforceability of the Seller’s obligation under this Agreement, or (viii) any other defense, circumstances or limitation of any nature whatsoever that would constitute a legal or equitable discharge of a guarantor or other third party obligor.  This guarantee shall continue to remain in full force and effect in accordance with its terms notwithstanding the renewal, extension, modification, or waiver, in whole or in part, of any of the Seller’s obligations under this Agreement or the Pooling and Servicing Agreement which are subject to this guarantee.

(c) Holdings waives (i) diligence, presentment, demand for payment, protest and notice of nonpayment or dishonor and all other notices and demands relating to this Agreement and (ii) any requirement that the Purchaser proceed first against the Seller under this Agreement or otherwise exhaust any right, power or remedy under this Agreement before proceeding hereunder.

24

SECTION 21. Indemnification by Holdings.  Holdings shall indemnify and hold harmless the Purchaser from and against any and all loss, cost or expense, including any losses, liabilities, penalties, fines, forfeitures, fees (including reasonable attorneys’ fees) and related costs, judgments, and any other costs, including any costs of enforcement, incurred or suffered as a result of, or related to, (i) any breach by the Seller of any of its representations, warranties or covenants in this Agreement (other than Sections 3, 6(c), 6(e) and 9 hereof and any other provisions hereof requiring the payment of any amount by the Seller) or (ii) the invalidity or otherwise unenforceability of the guaranty provided for under, or any other provisions of, Section 20, including the waiver of any defenses provided for pursuant to Section 20, or for any limitations on the recovery or timing of amounts in connection with the attempted enforcement of the guaranty.

* * * * * *

25

IN WITNESS WHEREOF, the Purchaser, the Seller and Holdings have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

By:	/s/ Bradley J. Horn
Name: Bradley J. Horn
Title: Vice President

LADDER CAPITAL FINANCE LLC

By:	/s/ David M. Traitel
Name: David M. Traitel
Title: Managing Director

LADDER CAPITAL FINANCE HOLDINGS LLLP

By:	/s/ Pamela McCormack
Name: Pamela McCormack
Title: Managing Director

JPM 2013-LC11 – MLPA (Ladder)

SCHEDULE I

MORTGAGED PROPERTY FOR WHICH ENVIRONMENTAL INSURANCE IS
MAINTAINED

Mortgage Loan and Loan Number as Identified on Exhibit A

1.      El Super Supermarket – Fresno, CA (Loan No. 48)

Sched. I-1

EXHIBIT A
MORTGAGE LOAN SCHEDULE

JPMCC 2013-LC11

Loan ID #	Originator/Loan Seller	Mortgagor Name	Property Address	City	State	Zip Code	County
9	LCF	North York of Virginia LLC, West James of Virginia LLC	Various	Richmond	VA	Various	Henrico
9.01	LCF		9001 Patterson Avenue	Richmond	VA	23229	Henrico
9.02	LCF		1121 Westbriar Drive	Richmond	VA	23238	Henrico
9.03	LCF		9101 Patterson Avenue	Richmond	VA	23229	Henrico
9.04	LCF		9264 Three Chopt Road	Richmond	VA	23229	Henrico
9.05	LCF		9016 Patterson Avenue	Richmond	VA	23229	Henrico
9.06	LCF		1201 Lauderdale Drive	Richmond	VA	23238	Henrico
9.07	LCF		9012 Patterson Avenue	Richmond	VA	23229	Henrico
9.08	LCF		1201 Careybrook Drive	Richmond	VA	23238	Henrico
9.09	LCF		1200 Careybrook Drive	Richmond	VA	23238	Henrico
9.10	LCF		9010 Patterson Avenue	Richmond	VA	23229	Henrico
9.11	LCF		9014 Patterson Avenue	Richmond	VA	23229	Henrico
9.12	LCF		1301 Devers Road	Richmond	VA	23226	Henrico
9.13	LCF		8527 Patterson Avenue	Richmond	VA	23229	Henrico
9.14	LCF		1302 Devers Road	Richmond	VA	23226	Henrico
9.15	LCF		1101 & 1103 Bevridge Road	Richmond	VA	23226	Henrico
9.16	LCF		1000 Keller Drive	Richmond	VA	23229	Henrico
14	LCF	BRIT-WBP Holding LLC	4816-4881 Walden Lane, 4640 Forbes Boulevard, 4850 Forbes Boulevard, 5000 Philadelphia Way, 5200 Philadelphia Way, 5001 Forbes, 9901 Business Parkway	Lanham	MD	20706	Prince George’s
15	LCF	Scannell Properties #131, LLC	920 West Taylor Road	Romeoville	IL	60446	Will
16	LCF	Cliffpass SPE Corp.	11-85 Ackerman Avenue	Clifton	NJ	07011	Passaic
19	LCF	Portofino Hotel Partners, L.P.	260 Portofino Way	Redondo Beach	CA	90277	Los Angeles
20	LCF	Vesper Forum LLC	3019 Sam Houston Avenue	Huntsville	TX	77340	Walker
21	LCF	Parkway Village Associates Limited Partnership	1 Ellen Street	Laurel	MD	20724	Anne Arundel
22	LCF	BRIT - BECO Building LLC	11140 Rockville Pike, 5410 Edson Lane	Rockville	MD	20852	Montgomery
25	LCF	ONP Owner LLC	28411 Northwestern Highway	Southfield	MI	48034	Oakland
27	LCF	Rolling Hills MHC, LLC	721 27th Street Northwest	Massillon	OH	44647	Stark
28	LCF	Heritage North, LLC	2895 Henry Lakes Boulevard	Columbus	IN	47201	Bartholomew
29	LCF	Heartland Venice Partners, L.P.	881 Venetia Bay Boulevard	Venice	FL	34285	Sarasota
30	LCF	N. Star Associates Limited Partnership	3001 Country Drive	Little Canada	MN	55117	Ramsey
31	LCF	CYCC Property, L.P.	5133 Flynn Parkway	Corpus Christi	TX	78411	Nueces
33	LCF	Sacco of Macedonia, LLC	290 East Aurora Road	Northfield	OH	44067	Summit
35	LCF	SBV-Kansas City-Royal Ridge, LLC	7350 State Avenue	Kansas City	KS	66112	Wyandotte
36	LCF	Castillo Real, LLC	530 A1A Beach Boulevard	St. Augustine	FL	32080	St. Johns
37	LCF	SBV-Galveston-Ashton Place, LLC	6904 Lasker Drive	Galveston	TX	77551	Galveston
38	LCF	Maslavi 5 LLC	1177 Flushing Avenue	Brooklyn	NY	11237	Kings
39	LCF	Kollias-Kimball Creek LLC	7328-7329 Better Way Southeast, 37624 Southeast Fury Street	Snoqualmie	WA	98065	King
40	LCF	Melino Properties, LLC	50 Northeast Catawba Road	Port Clinton	OH	43452	Ottawa
43	LCF	Gale Garden Apartments, L.L.C.	30 Gale Boulevard	Melvindale	MI	48122	Wayne
44	LCF	Landmark Square Apartmens II, LLC	1426 West 10th Street	Erie	PA	16502	Erie
45	LCF	Interra-Habitat Point West, LLC	10161 Harwin Drive, 10165 Harwin Drive, 10175 Harwin Drive	Houston	TX	77036	Harris
46	LCF	Kaw Parks, LLC	Various	Various	MN	Various	Sherburne
46.01	LCF		126 Office Street	Big Lake	MN	55309	Sherburne
46.02	LCF		204 Pawnee Street	Princeton	MN	55371	Sherburne
47	LCF	PH Hospitality Inc.	1655 Yeager Street	Port Huron	MI	48060	St. Clair
48	LCF	Super AB, LLC	3190 East Tulare Street	Fresno	CA	93702	Fresno
49	LCF	407 Bleecker Street LLC	407 Bleecker Street	New York	NY	10014	New York
50	LCF	Cottage Grove MHC, LLC	7385 99th Street South	Cottage Grove	MN	55016	Washington
51	LCF	Anish Dev, Inc.	22455 Katy Freeway	Katy	TX	77450	Harris
52	LCF	Rosewood Manor MHC, LLC	9151 North 1200 West	DeMotte	IN	46310	Newton

JPMCC 2013-LC11

Loan ID #	Originator/Loan Seller	Mortgagor Name	Property Name	Size	Measure	Mortgage Rate in Effect at Origination (%)	Net Mortgage Rate in Effect at the Cut-off Date (%)	Original Principal Balance	Cut-off Principal Balance
9	LCF	North York of Virginia LLC, West James of Virginia LLC	Wilton Multifamily Portfolio	970	Units	4.72100	4.71045	49,870,000	49,806,922.38
9.01	LCF		Yorktown Apartments	158	Units	4.72100		9,020,000	9,008,591.13
9.02	LCF		Westmoreland Square Apartments	150	Units	4.72100		7,175,000	7,165,924.77
9.03	LCF		Jamestown Apartments	132	Units	4.72100		6,875,000	6,866,304.22
9.04	LCF		Three Chopt Apartments	96	Units	4.72100		4,900,000	4,893,802.28
9.05	LCF		Cambridge Apartments	73	Units	4.72100		3,800,000	3,795,193.60
9.06	LCF		Tuckahoe West Apartments	70	Units	4.72100		3,425,000	3,420,667.92
9.07	LCF		Gayton Manor Apartments	68	Units	4.72100		3,000,000	2,996,205.48
9.08	LCF		Stoneycreek Apartments	45	Units	4.72100		2,625,000	2,621,679.79
9.09	LCF		Careybrook Apartments	28	Units	4.72100		1,775,000	1,772,754.91
9.10	LCF		Berkley Apartments	32	Units	4.72100		1,625,000	1,622,944.63
9.11	LCF		Westchester Apartments	32	Units	4.72100		1,475,000	1,473,134.36
9.12	LCF		Wilton Apartments	22	Units	4.72100		1,375,000	1,373,260.84
9.13	LCF		West Briar Apartments	32	Units	4.72100		1,275,000	1,273,387.33
9.14	LCF		Westwood Terrace Apartments	18	Units	4.72100		865,000	863,905.91
9.15	LCF		Bevridge Road Duplexes	6	Units	4.72100		335,000	334,576.28
9.16	LCF		West Colony Apartments	8	Units	4.72100		325,000	324,588.93
14	LCF	BRIT-WBP Holding LLC	Washington Business Park	448,752	Square Feet	4.25100	4.19045	34,000,000	33,910,194.20
15	LCF	Scannell Properties #131, LLC	FedEx Distribution Facility	238,643	Square Feet	5.27600	5.23545	26,780,000	26,749,431.02
16	LCF	Cliffpass SPE Corp.	Botany Plaza	197,377	Square Feet	3.93800	3.92745	23,100,000	23,035,120.04
19	LCF	Portofino Hotel Partners, L.P.	Portofino Hotel and Yacht Club	161	Rooms	6.02073	6.01018	22,000,000	21,980,185.02
20	LCF	Vesper Forum LLC	The Forum at Sam Houston	450	Beds	4.30900	4.29845	16,800,000	16,800,000.00
21	LCF	Parkway Village Associates Limited Partnership	Parkway Village	275	Pads	4.22400	4.21345	16,080,000	16,080,000.00
22	LCF	BRIT - BECO Building LLC	BECO Office Buildings	113,069	Square Feet	4.18600	4.12545	16,000,000	15,910,336.66
25	LCF	ONP Owner LLC	One Northwestern Plaza	240,900	Square Feet	5.02500	4.96695	12,350,000	12,303,754.05
27	LCF	Rolling Hills MHC, LLC	Rolling Hills MHC	311	Pads	4.33600	4.32545	7,150,000	7,131,430.69
28	LCF	Heritage North, LLC	Heritage Heights North MHC	298	Pads	4.33600	4.32545	3,350,000	3,337,972.02
29	LCF	Heartland Venice Partners, L.P.	Hampton Inn & Suites Venice	109	Rooms	5.74000	5.72945	9,300,000	9,281,986.97
30	LCF	N. Star Associates Limited Partnership	North Star Estates	209	Pads	4.21800	4.20745	9,110,000	9,059,238.47
31	LCF	CYCC Property, L.P.	Marriott Courtyard Corpus Christi	105	Rooms	4.83700	4.82645	9,000,000	8,988,856.13
33	LCF	Sacco of Macedonia, LLC	Giant Eagle Northfield Center	62,973	Square Feet	5.04200	5.03145	8,600,000	8,589,746.67
35	LCF	SBV-Kansas City-Royal Ridge, LLC	Royal Ridge Apartments	345	Units	4.46700	4.45645	7,300,000	7,300,000.00
36	LCF	Castillo Real, LLC	The Ascend Collection - Castillo Real	60	Rooms	5.05000	5.03945	7,200,000	7,187,999.51
37	LCF	SBV-Galveston-Ashton Place, LLC	Ashton Place Apartments	174	Units	4.45700	4.44645	7,000,000	7,000,000.00
38	LCF	Maslavi 5 LLC	1177 Flushing Avenue	83,969	Square Feet	4.47000	4.45945	6,900,000	6,882,554.11
39	LCF	Kollias-Kimball Creek LLC	Kimball Creek Village	30,138	Square Feet	4.59900	4.58845	6,800,000	6,783,248.82
40	LCF	Melino Properties, LLC	Holiday Inn Express & Suites Port Clinton	102	Rooms	5.48000	5.46945	6,600,000	6,589,689.02
43	LCF	Gale Garden Apartments, L.L.C.	Gale Gardens Apartments	234	Units	4.35000	4.33945	6,440,000	6,403,368.54
44	LCF	Landmark Square Apartmens II, LLC	Landmark Square Apartments	205	Units	4.30900	4.25845	6,100,000	6,091,684.68
45	LCF	Interra-Habitat Point West, LLC	Harwin Point West Business Center	145,765	Square Feet	4.64200	4.63145	6,000,000	5,992,300.55
46	LCF	Kaw Parks, LLC	Big Lake Estates & Sherburne MHC Portfolio	218	Pads	4.87000	4.85945	5,500,000	5,490,583.58
46.01	LCF		Big Lake Estates MHC	124	Pads	4.87000		3,200,000	3,194,521.36
46.02	LCF		Sherburne MHC	94	Pads	4.87000		2,300,000	2,296,062.22
47	LCF	PH Hospitality Inc.	Hampton Inn Port Huron	70	Rooms	5.15000	5.13945	5,000,000	4,988,044.82
48	LCF	Super AB, LLC	El Super Supermarket - Fresno CA	52,400	Square Feet	4.70500	4.69445	5,000,000	4,987,945.66
49	LCF	407 Bleecker Street LLC	Jimmy Choo on Bleecker	1,700	Square Feet	4.19000	4.17945	4,500,000	4,500,000.00
50	LCF	Cottage Grove MHC, LLC	Cottage Grove Estates MHC	102	Pads	4.33600	4.32545	4,355,000	4,343,689.60
51	LCF	Anish Dev, Inc.	La Quinta Inn & Suites - Katy, Texas	71	Rooms	5.83700	5.82645	3,900,000	3,889,066.64
52	LCF	Rosewood Manor MHC, LLC	Island Grove MHC	225	Pads	4.28600	4.27545	3,060,000	3,048,925.96

JPMCC 2013-LC11

Loan ID #	Originator/Loan Seller	Mortgagor Name	Original Term	Remaining Term	Maturity/ARD Date	Amortiziation Term	Remaining Amortization Term for Balloon Loans	Monthly Payment	Servicing Fee Rate	Accrual Type
9	LCF	North York of Virginia LLC, West James of Virginia LLC	120	119	04/06/23	360	359	259,274.52	0.00500	Actual/360
9.01	LCF		120	119		360	359
9.02	LCF		120	119		360	359
9.03	LCF		120	119		360	359
9.04	LCF		120	119		360	359
9.05	LCF		120	119		360	359
9.06	LCF		120	119		360	359
9.07	LCF		120	119		360	359
9.08	LCF		120	119		360	359
9.09	LCF		120	119		360	359
9.10	LCF		120	119		360	359
9.11	LCF		120	119		360	359
9.12	LCF		120	119		360	359
9.13	LCF		120	119		360	359	-
9.14	LCF		120	119		360	359
9.15	LCF		120	119		360	359
9.16	LCF		120	119		360	359
14	LCF	BRIT-WBP Holding LLC	120	118	03/06/23	360	358	167,279.47	0.05500	Actual/360
15	LCF	Scannell Properties #131, LLC	120	119	04/06/23	360	359	148,311.71	0.03500	Actual/360
16	LCF	Cliffpass SPE Corp.	120	118	03/06/23	360	358	109,458.85	0.00500	Actual/360
19	LCF	Portofino Hotel Partners, L.P.	60	59	04/06/18	360	359	130,117.81	0.00500	Actual/360
20	LCF	Vesper Forum LLC	120	118	03/06/23	360	360	83,227.21	0.00500	Actual/360
21	LCF	Parkway Village Associates Limited Partnership	120	117	02/06/23	360	360	78,859.37	0.00500	Actual/360
22	LCF	BRIT - BECO Building LLC	120	116	01/06/23	360	356	78,112.06	0.05500	Actual/360
25	LCF	ONP Owner LLC	60	57	02/06/18	360	357	66,486.29	0.05250	Actual/360
27	LCF	Rolling Hills MHC, LLC	120	118	03/06/23	360	358	35,534.61	0.00500	Actual/360
28	LCF	Heritage North, LLC	120	118	03/06/23	300	298	18,309.92	0.00500	Actual/360
29	LCF	Heartland Venice Partners, L.P.	120	118	03/06/23	360	358	54,213.21	0.00500	Actual/360
30	LCF	N. Star Associates Limited Partnership	120	116	01/06/23	360	356	44,645.23	0.00500	Actual/360
31	LCF	CYCC Property, L.P.	120	119	04/06/23	360	359	47,421.37	0.00500	Actual/360
33	LCF	Sacco of Macedonia, LLC	120	119	04/06/23	360	359	46,387.66	0.00500	Actual/360
35	LCF	SBV-Kansas City-Royal Ridge, LLC	120	118	03/06/23	240	240	46,053.47	0.00500	Actual/360
36	LCF	Castillo Real, LLC	120	119	04/06/23	300	299	42,300.49	0.00500	Actual/360
37	LCF	SBV-Galveston-Ashton Place, LLC	120	118	03/06/23	276	276	40,588.12	0.00500	Actual/360
38	LCF	Maslavi 5 LLC	120	118	03/06/23	360	358	34,838.40	0.00500	Actual/360
39	LCF	Kollias-Kimball Creek LLC	120	118	03/06/23	360	358	34,855.75	0.00500	Actual/360
40	LCF	Melino Properties, LLC	120	119	04/01/23	300	299	40,450.98	0.00500	Actual/360
43	LCF	Gale Garden Apartments, L.L.C.	120	117	02/06/23	300	297	35,249.52	0.00500	Actual/360
44	LCF	Landmark Square Apartmens II, LLC	120	119	04/06/23	360	359	30,219.40	0.04500	Actual/360
45	LCF	Interra-Habitat Point West, LLC	120	119	04/06/23	360	359	30,909.45	0.00500	Actual/360
46	LCF	Kaw Parks, LLC	60	59	04/06/18	300	299	31,737.25	0.00500	Actual/360
46.01	LCF		60	59		300	299
46.02	LCF		60	59		300	299
47	LCF	PH Hospitality Inc.	120	119	04/06/23	240	239	33,413.51	0.00500	Actual/360
48	LCF	Super AB, LLC	120	118	03/06/23	360	358	25,946.92	0.00500	Actual/360
49	LCF	407 Bleecker Street LLC	120	118	03/06/23	360	360	21,979.52	0.00500	Actual/360
50	LCF	Cottage Grove MHC, LLC	120	118	03/06/23	360	358	21,643.81	0.00500	Actual/360
51	LCF	Anish Dev, Inc.	120	118	03/06/23	300	298	24,740.60	0.00500	Actual/360
52	LCF	Rosewood Manor MHC, LLC	120	118	03/06/23	300	298	16,638.93	0.00500	Actual/360

JPMCC 2013-LC11

Loan ID #	Originator/Loan Seller	Mortgagor Name	ARD Loan (Y/N)	Revised Rate (%)	Title Type	Crossed Collateralized Loan	Cross Defaulted Loan
9	LCF	North York of Virginia LLC, West James of Virginia LLC	No		Fee	No	No
9.01	LCF				Fee
9.02	LCF				Fee
9.03	LCF				Fee
9.04	LCF				Fee
9.05	LCF				Fee
9.06	LCF				Fee
9.07	LCF				Fee
9.08	LCF				Fee
9.09	LCF				Fee
9.10	LCF				Fee
9.11	LCF				Fee
9.12	LCF				Fee
9.13	LCF				Fee
9.14	LCF				Fee
9.15	LCF				Fee
9.16	LCF				Fee
14	LCF	BRIT-WBP Holding LLC	No		Fee	No	No
15	LCF	Scannell Properties #131, LLC	Yes	500 basis points plus the greater of i) the Initial Term Interest Rate or ii) the sum of the 10-year offered side swap rate as of the Anticipated Repayment Date plus 319 basis points	Fee	No	No
16	LCF	Cliffpass SPE Corp.	No		Fee	No	No
19	LCF	Portofino Hotel Partners, L.P.	No		Leasehold	No	No
20	LCF	Vesper Forum LLC	No		Fee	No	No
21	LCF	Parkway Village Associates Limited Partnership	No		Fee	No	No
22	LCF	BRIT - BECO Building LLC	No		Fee	No	No
25	LCF	ONP Owner LLC	Yes	Initial Term Interest rate plus two percent (2%) per annum	Fee/Leasehold	No	No
27	LCF	Rolling Hills MHC, LLC	No		Fee	Yes (Heritage Heights North MHC)	Yes (Heritage Heights North MHC)
28	LCF	Heritage North, LLC	No		Fee	Yes (Rolling Hills MHC)	Yes (Rolling Hills MHC)
29	LCF	Heartland Venice Partners, L.P.	No		Fee	No	No
30	LCF	N. Star Associates Limited Partnership	No		Fee	No	No
31	LCF	CYCC Property, L.P.	No		Fee	No	No
33	LCF	Sacco of Macedonia, LLC	No		Fee	No	No
35	LCF	SBV-Kansas City-Royal Ridge, LLC	No		Fee	No	No
36	LCF	Castillo Real, LLC	No		Fee	No	No
37	LCF	SBV-Galveston-Ashton Place, LLC	No		Fee	No	No
38	LCF	Maslavi 5 LLC	No		Fee	No	No
39	LCF	Kollias-Kimball Creek LLC	No		Fee	No	No
40	LCF	Melino Properties, LLC	No		Fee	No	No
43	LCF	Gale Garden Apartments, L.L.C.	No		Fee	No	No
44	LCF	Landmark Square Apartmens II, LLC	No		Fee	No	No
45	LCF	Interra-Habitat Point West, LLC	No		Fee	No	No
46	LCF	Kaw Parks, LLC	No		Fee	No	No
46.01	LCF				Fee
46.02	LCF				Fee
47	LCF	PH Hospitality Inc.	No		Fee	No	No
48	LCF	Super AB, LLC	No		Fee	No	No
49	LCF	407 Bleecker Street LLC	No		Fee	No	No
50	LCF	Cottage Grove MHC, LLC	No		Fee	No	No
51	LCF	Anish Dev, Inc.	No		Fee	No	No
52	LCF	Rosewood Manor MHC, LLC	No		Fee	No	No

JPMCC 2013-LC11

					UPFRONT ESCROW

Loan ID #	Originator/Loan Seller	Mortgagor Name	Guarantor	Letter of Credit	Upfront CapEx Reserve	Upfront Eng. Reserve	Upfront Envir. Reserve	Upfront TI/LC Reserve	Upfront RE Tax Reserve	Upfront Ins. Reserve	Upfront Other Reserve
9	LCF	North York of Virginia LLC, West James of Virginia LLC	The Wilton Companies, LLC, The Wilton Companies, Inc., Richard S. Johnson, Rodney M. Poole	No	259,502	138,476	0	0	191,544	93,302
9.01	LCF
9.02	LCF
9.03	LCF
9.04	LCF
9.05	LCF
9.06	LCF
9.07	LCF
9.08	LCF
9.09	LCF
9.10	LCF
9.11	LCF
9.12	LCF
9.13	LCF
9.14	LCF
9.15	LCF
9.16	LCF
14	LCF	BRIT-WBP Holding LLC	Vingarden Associates	No	0	57,281	0	800,000	365,699	8,926	0
15	LCF	Scannell Properties #131, LLC	The Revocable Trust of Robert J. Scannell Dated September 9, 2002, Robert J. Scannell	No	0	0	0	0	0	0	150,000
16	LCF	Cliffpass SPE Corp.	Mike M. Nassimi	No	0	57,610	0	0	0	63,925	0
19	LCF	Portofino Hotel Partners, L.P.	Patrick R. Colee, Diane F. Colee, The Colee Family Trust	No	0	0	52,125	0	64,441	28,426	150,000
20	LCF	Vesper Forum LLC	Isaac Sitt, Elliot Tamir	No	115,938	34,063	0	0	107,081	36,253	0
21	LCF	Parkway Village Associates Limited Partnership	Ross H. Partrich	No	0	12,725	0	0	92,766	9,663	0
22	LCF	BRIT - BECO Building LLC	BRIT Limited Partnership	No	0	0	0	500,000	69,142	23,726	0
25	LCF	ONP Owner LLC	Gabriel Schuchman, Michael Schuchman	No	0	0	0	47,395	45,960	26,391	14,500
27	LCF	Rolling Hills MHC, LLC	Daniel T. Van Voorhis, Karen Fitzgerald, Robert Fitzgerald	No	0	3,000	0	0	19,141	1,095	0
28	LCF	Heritage North, LLC	Daniel T. Van Voorhis, Karen Fitzgerald, Robert Fitzgerald	No	0	25,898	0	0	17,139	1,060	0
29	LCF	Heartland Venice Partners, L.P.	Steven J. Kaplan, Timothy Baydala, John W. Balliet	No	500,000	0	0	0	38,453	61,914	50,000
30	LCF	N. Star Associates Limited Partnership	Ross H. Partrich	No	0	0	0	0	38,637	4,654	0
31	LCF	CYCC Property, L.P.	W.I.Realty I, L.P.	No	400,000	0	0	0	50,703	49,695	50,000
33	LCF	Sacco of Macedonia, LLC	Carmelo Polito, Anthony Belviso	No	0	30,000	0	0	0	0	0
35	LCF	SBV-Kansas City-Royal Ridge, LLC	Scott Asner, Michael Gortenburg, Amit Raizada	No	0	13,695	0	0	20,522	65,000	0
36	LCF	Castillo Real, LLC	Edward Kobel, Dilip Kanji	No	0	0	0	0	43,235	18,916	50,000
37	LCF	SBV-Galveston-Ashton Place, LLC	Scott Asner, Michael Gortenburd, Amit Raizada	No	0	60,000	0	0	43,282	149,918	0
38	LCF	Maslavi 5 LLC	Abraham Maslavi, Saul Maslavi	No	0	13,000	0	0	42,410	0	0
39	LCF	Kollias-Kimball Creek LLC	James G. Karambelas	No	0	0	0	0	30,887	2,248	31,902
40	LCF	Melino Properties, LLC	George R. Ruta	No	0	0	0	0	19,537	27,082	159,500
43	LCF	Gale Garden Apartments, L.L.C.	Ross H. Partrich	No	0	31,876	0	0	44,350	34,071	50,000
44	LCF	Landmark Square Apartmens II, LLC	Peter Wells, Simon Fuchs	No	0	0	0	0	23,512	6,142	0
45	LCF	Interra-Habitat Point West, LLC	Jacob S.Polatsek, Alejandro Messing	No	0	3,910	0	182,000	56,425	11,110	90,756
46	LCF	Kaw Parks, LLC	Kent S. Titcomb	No	0	637,915	0	0	3,006	1,483	62,189
46.01	LCF
46.02	LCF
47	LCF	PH Hospitality Inc.	Saad Kassab, Lahkman Al-Hakim	No	0	0	0	0	26,512	4,670	30,000
48	LCF	Super AB, LLC	Armand A. Behpour	No	0	0	0	0	19,670	1,929	0
49	LCF	407 Bleecker Street LLC	Gabriel Chehebar, Elliot Chehebar, Isaac Chehebar, Rueben Chehebar	No	0	0	0	0	0	0	0
50	LCF	Cottage Grove MHC, LLC	Daniel T. Van Voorhis, Robert Fitzgerald	No	0	2,020	0	0	23,433	667	0
51	LCF	Anish Dev, Inc.	Kiran K. Shah, Krushnakumar D. Patel	No	0	0	0	0	25,909	18,000	80,000
52	LCF	Rosewood Manor MHC, LLC	Daniel T. Van Voorhis, Karen Fitzgerald, Robert Fitzgerald	No	0	10,134	0	0	20,159	890	0

JPMCC 2013-LC11

			PERIODIC ESCROW

Loan ID #	Originator/Loan Seller	Mortgagor Name	Monthly Capex Reserve	Monthly Envir. Reserve	Monthly TI/LC Reserve	Monthly RE Tax Reserve	Monthly Ins. Reserve	Monthly Other Reserve
9	LCF	North York of Virginia LLC, West James of Virginia LLC	0	0	0	31,924	18,660	0
9.01	LCF
9.02	LCF
9.03	LCF
9.04	LCF
9.05	LCF
9.06	LCF
9.07	LCF
9.08	LCF
9.09	LCF
9.10	LCF
9.11	LCF
9.12	LCF
9.13	LCF
9.14	LCF
9.15	LCF
9.16	LCF
14	LCF	BRIT-WBP Holding LLC	7,480	0	0	45,712	2,975	0
15	LCF	Scannell Properties #131, LLC	1,989	0	0	0	0	0
16	LCF	Cliffpass SPE Corp.	4,112	0	13,754	101,847	6,393	0
19	LCF	Portofino Hotel Partners, L.P.	4% of Gross Hotel Revenues plus $4,750 annually	0	0	64,441	28,426	240,000 (annually); June - 15,500; July - 24,250; August - 61,750; September - 60,500; October - 49,000; November - 29,000
20	LCF	Vesper Forum LLC	6,125	0	0	30,595	7,251	0
21	LCF	Parkway Village Associates Limited Partnership	1,146	0	0	13,252	1,933	0
22	LCF	BRIT - BECO Building LLC	0	0	0	23,047	1,825	0
25	LCF	ONP Owner LLC	5,019	0	54,100	45,960	4,399	14,500
27	LCF	Rolling Hills MHC, LLC	2,333	0	0	4,785	548	0
28	LCF	Heritage North, LLC	1,242	0	0	2,857	530	0
29	LCF	Heartland Venice Partners, L.P.	4% of Gross Revenues	0	0	9,613	5,629
On or before May 1, 2013 an amount of $60,000; On each Monthly payment date occuring in the months January, February, March and April an amount of
(i) $110,000.00, less (ii) balance of Seasonal Reserve Account as of January
1st each calander year (commmencing January 1, 2014), divided by (iii) 4

30	LCF	N. Star Associates Limited Partnership	871	0	0	9,659	1,163	0
31	LCF	CYCC Property, L.P.	4% of Gross Revenues	0	0	10,141	8,283	0
33	LCF	Sacco of Macedonia, LLC	1,050	0	1,937.00 (until Primary Lease Renewal prior to 04/06/22)	0	0	0
35	LCF	SBV-Kansas City-Royal Ridge, LLC	7,763	0	0	4,104	5,000	0
36	LCF	Castillo Real, LLC	4% of Gross Revenues	0	0	6,176	6,305	25% of Net Operating Income until minimum balance of 50,000
37	LCF	SBV-Galveston-Ashton Place, LLC	3,727	0	0	10,821	12,282	0
38	LCF	Maslavi 5 LLC	1,399	0	0	10,602	0	0
39	LCF	Kollias-Kimball Creek LLC	628	0	2,786	6,177	749	0
40	LCF	Melino Properties, LLC	4% of Gross Revenues	0	0	3,907	2,708
35,000.00 on May and June 2013, thereafter the lesser of (x) 25% of Seasonality Reserve Cap or (y) available cash flow (Seasonlity Reserve); 125% of estimated costs to complete PIP Work (PIP Reserve Funds)

43	LCF	Gale Garden Apartments, L.L.C.	4,875	0	0	14,783	6,814	0
44	LCF	Landmark Square Apartmens II, LLC	4,271	0	0	7,837	3,071	0
45	LCF	Interra-Habitat Point West, LLC	3,523	0	0	14,106	2,778	0
46	LCF	Kaw Parks, LLC	1,635	0	0	1,503	742	0
46.01	LCF
46.02	LCF
47	LCF	PH Hospitality Inc.	4% of Gross Revenues	0	0	3,787	934	Seasonality Reserve; PIP Reserve
48	LCF	Super AB, LLC	0	0	0	3,278	643	0
49	LCF	407 Bleecker Street LLC	0	0	0	0	0	0
50	LCF	Cottage Grove MHC, LLC	425	0	0	3,906	334	0
51	LCF	Anish Dev, Inc.	4% of Gross Revenues	0	0	8,636	2,000	Lesser of (x) 25% of Seasonality Reserve Cap or (y) available cash flow (Seasonality Reserve Funds); 125% of estimated costs to complete PIP Work (PIP Reserve Funds)
52	LCF	Rosewood Manor MHC, LLC	921	0	0	3,360	445	0

JPMCC 2013-LC11

			Grace Period
Loan ID #	Originator/Loan Seller	Mortgagor Name	(Late Payment)	Cash-Management Agreement or Lockbox In-place	General Property Type	Defeasance Permitted	Interest Accrual Period	Final Maturity Date
9	LCF	North York of Virginia LLC, West James of Virginia LLC	0	No	Multifamily	Yes	Actual/360
9.01	LCF				Multifamily
9.02	LCF				Multifamily
9.03	LCF				Multifamily
9.04	LCF				Multifamily
9.05	LCF				Multifamily
9.06	LCF				Multifamily
9.07	LCF				Multifamily
9.08	LCF				Multifamily
9.09	LCF				Multifamily
9.10	LCF				Multifamily
9.11	LCF				Multifamily
9.12	LCF				Multifamily
9.13	LCF				Multifamily
9.14	LCF				Multifamily
9.15	LCF				Multifamily
9.16	LCF				Multifamily
14	LCF	BRIT-WBP Holding LLC	0	Yes	Mixed Use	Yes	Actual/360
15	LCF	Scannell Properties #131, LLC	0	Yes	Industrial	Yes	Actual/360	04/06/43
16	LCF	Cliffpass SPE Corp.	0	Yes	Retail	Yes	Actual/360
19	LCF	Portofino Hotel Partners, L.P.	0	Yes	Hotel	Yes	Actual/360
20	LCF	Vesper Forum LLC	0	Yes	Multifamily	Yes	Actual/360
21	LCF	Parkway Village Associates Limited Partnership	0	Yes	Manufactured Housing	Yes	Actual/360
22	LCF	BRIT - BECO Building LLC	0	Yes	Office	Yes	Actual/360
25	LCF	ONP Owner LLC	0	Yes	Office	Yes	Actual/360	02/06/38
27	LCF	Rolling Hills MHC, LLC	0	No	Manufactured Housing	Yes	Actual/360
28	LCF	Heritage North, LLC	0	No	Manufactured Housing	Yes	Actual/360
29	LCF	Heartland Venice Partners, L.P.	3	Yes	Hotel	Yes	Actual/360
30	LCF	N. Star Associates Limited Partnership	0	Yes	Manufactured Housing	Yes	Actual/360
31	LCF	CYCC Property, L.P.	0	No	Hotel	Yes	Actual/360
33	LCF	Sacco of Macedonia, LLC	0	Yes	Retail	Yes	Actual/360
35	LCF	SBV-Kansas City-Royal Ridge, LLC	0	No	Multifamily	Yes	Actual/360
36	LCF	Castillo Real, LLC	0	Yes	Hotel	Yes	Actual/360
37	LCF	SBV-Galveston-Ashton Place, LLC	0	No	Multifamily	Yes	Actual/360
38	LCF	Maslavi 5 LLC	0	Yes	Industrial	Yes	Actual/360
39	LCF	Kollias-Kimball Creek LLC	0	Yes	Mixed Use	Yes	Actual/360
40	LCF	Melino Properties, LLC	5	Yes	Hotel	Yes	Actual/360
43	LCF	Gale Garden Apartments, L.L.C.	0	Yes	Multifamily	Yes	Actual/360
44	LCF	Landmark Square Apartmens II, LLC	0	No	Multifamily	Yes	Actual/360
45	LCF	Interra-Habitat Point West, LLC	0	Yes	Mixed Use	Yes	Actual/360
46	LCF	Kaw Parks, LLC	0	No	Manufactured Housing	Yes	Actual/360
46.01	LCF				Manufactured Housing
46.02	LCF				Manufactured Housing
47	LCF	PH Hospitality Inc.	0	Yes	Hotel	Yes	Actual/360
48	LCF	Super AB, LLC	0	Yes	Retail	Yes	Actual/360
49	LCF	407 Bleecker Street LLC	0	No	Retail	No	Actual/360
50	LCF	Cottage Grove MHC, LLC	0	No	Manufactured Housing	Yes	Actual/360
51	LCF	Anish Dev, Inc.	0	Yes	Hotel	Yes	Actual/360
52	LCF	Rosewood Manor MHC, LLC	0	No	Manufactured Housing	No	Actual/360

EXHIBIT B

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

1. Complete Servicing File. All documents comprising the Servicing File will be or have been delivered to the Master Servicer with respect to each Mortgage Loan by the deadlines set forth in the Pooling and Servicing Agreement and/or this Agreement.

2. Whole Loan; Ownership of Mortgage Loans. Except with respect to each Serviced Mortgage Loan, each Mortgage Loan is a whole loan and not an interest in a mortgage loan. Each Serviced Mortgage Loan is a senior portion (or a pari passu portion of a senior portion) of a whole mortgage loan evidenced by a senior note. Immediately prior to the sale, transfer and assignment to depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Seller), participation (other than with respect to Serviced Mortgage Loans) or pledge, and the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to Serviced Mortgage Loans), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3. Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Insolvency Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4. Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Insolvency Qualifications.

5. Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the Trust against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

6. Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of such Mortgaged Property; and (c) neither Mortgagor nor guarantor has been released from its obligations under the Mortgage Loan. The material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect since April 24, 2013.

7. Lien; Valid Assignment. Subject to the Insolvency Qualifications, each endorsement and assignment of Mortgage and assignment of Assignment of Leases from the Seller constitutes a legal, valid and binding endorsement or assignment from the Seller. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by the Insolvency Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances) as of origination was, and as of the Cut-off Date to the Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances, and to the Seller’s knowledge and subject to the rights of tenants, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender’s title insurance policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to Permitted Encumbrances, except as such enforcement may be limited by Insolvency Qualifications subject to the limitations described in clause (11) below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

At the time of the assignment of the Mortgage Loans to the Depositor, the Seller had good and marketable title to and was the sole owner and holder of, each Mortgage Loan, free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Seller) and such assignment validly and effectively transfers and conveys all legal and beneficial ownership of the Mortgage Loans to the Depositor free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Seller).

8. Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan documents do not require to be subordinated to the lien of such Mortgage; and (f) if the related Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group, provides that none of which items (a) through (f), individually or in the aggregate, materially interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage, and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9. Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property. The Seller has no knowledge of any mezzanine debt related to the Mortgaged Property and secured directly by the ownership interests in the Mortgagor.

10. Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications; no person other than the related Mortgagor owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. The related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the Mortgage Loan, a receiver to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11. Financing Statements. Each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC 1 financing statement has been filed (except, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary to perfect a valid security interest in, the personal property (the creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate any Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC 1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC 2 or UCC 3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.

12. Condition of Property. The Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within four months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date, which indicates that, except as set forth in such engineering report or with respect to which repairs were required to be reserved for or made, all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by the Seller with respect to similar loans it originates for securitization have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. The Seller has no knowledge of any material issues with the physical condition of the Mortgaged Property that the Seller believes would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.

13. Taxes and Assessments. As of the date of origination and as of the Closing Date, all taxes and governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or if left unpaid could become a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that became due and delinquent and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real property taxes, governmental assessments and other outstanding governmental charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

14. Condemnation. As of the date of origination and to the Seller’s knowledge as of the Closing Date, there is no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or operation of the Mortgaged Property.

15. Actions Concerning Mortgage Loan. As of the date of origination and to the Seller’s knowledge as of the Closing Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the use, operation or value of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

16. Escrow Deposits. All escrow deposits and payments required pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Seller to depositor or its servicer and identified as such with appropriate detail. Any and all requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with proper and prudent commercial mortgage servicing practices or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

17. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property), and any requirements or conditions to disbursements of any loan proceeds held in escrow have been satisfied with respect to any disbursement of any such escrow fund prior to the Cut-off Date.

18. Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all-risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (i) covers a period of not less than 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months); (ii) for a Mortgage Loan with a principal balance of $50 million or more contains a 180-day “extended period of indemnity”; and (iii) covers the actual loss sustained during restoration.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Seller originating mortgage loans for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the Improvements and personalty and fixtures owned by the mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML or equivalent was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML or equivalent would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Services in an amount not less than 100% of the PML or the equivalent.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies

 (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Seller.

19. Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

20. No Encroachments. To the Seller’s knowledge and based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy, (b) no improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy and (c) no improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or are insured by applicable provisions of the Title Policy.

21. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Seller.

22. REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23. Compliance. The terms of the Mortgage Loan documents evidencing such Mortgage Loan, comply in all material respects with all applicable local, state and federal laws and regulations, and the Seller has complied with all material requirements pertaining to the origination of the Mortgage Loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the Mortgage Loan.

24. Authorized to do Business. To the extent required under applicable law, as of the Closing Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan.

25. Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, no fees are payable to such trustee except for de minimis fees paid.

26. Local Law Compliance. To the Seller’s knowledge, based solely upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations, (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property, or (d) title insurance coverage has been obtained for such nonconformity.

27. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy, consents, and other approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

28. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i) (A) misapplication, misappropriation or conversion of rents, insurance proceeds or condemnation awards, or (B) any security deposits not delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (ii) the Mortgagor’s fraud or intentional misrepresentation; (iii) willful misconduct by the Mortgagor or guarantor; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of material physical waste at the Mortgaged Property, which may, with respect to this clause (v), in certain instances, be limited to acts or omissions of the related Mortgagor, guarantor, property manager or their affiliates, employees or agents.

29. Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment of not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in (34) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for any Mortgage Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award for any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan.

In the case of any Mortgage Loan originated after December 6, 2010, no such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

30. Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis and (ii) for each Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage.

31. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms.

32. Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Seller lending on the security of property comparable to the related Mortgaged Property, such as transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Interest of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33. Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to deliver an opinion of counsel that the trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

36. Ground Leases. For purposes of this Agreement, a “Ground Lease” shall mean a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel or other agreement received from the ground lessor in favor of the Seller, its successors and assigns, the Seller represents and warrants that:

(A)      The ground lease or a memorandum regarding such ground lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The ground lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the Seller’s knowledge, no material change in the terms of the ground lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(B)      The lessor under such ground lease has agreed in a writing included in the related Mortgage File (or in such ground lease) that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

(C)      The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(D)      The ground lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances;

(E)      The ground lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the ground lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(F)      The Seller has not received any written notice of default under or notice of termination of such ground lease. To the Seller’s knowledge, there is no default under such ground lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease. Such ground lease is in full force and effect as of the Closing Date;

(G)      The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel;

(H)      A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings) to cure any default under the ground lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the ground lease;

(I)      The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Seller in connection with loans originated for securitization;

(J)      Under the terms of the ground lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(K)      In the case of a total or substantial taking or loss, under the terms of the ground lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(L)      Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

37. Servicing. The servicing and collection practices used by the Seller in respect of each Mortgage Loan complied in all material respects with all applicable laws and regulations and was in all material respects legal, proper and prudent, in accordance with Seller’s customary commercial mortgage servicing practices.

38. ARD Loans. Each Mortgage Loan identified in the Mortgage Loan Schedule as an ARD Loan starts to amortize no later than the Due Date of the calendar month immediately after the calendar month in which such ARD Loan closed and substantially fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date. Each ARD Loan has an Anticipated Repayment Date not less than five years following the origination of such Mortgage Loan. If the related Mortgagor elects not to prepay its ARD Loan in full on or prior to the Anticipated Repayment Date pursuant to the existing terms of the Mortgage Loan or a unilateral option (as defined in Treasury Regulations under Section 1001 of the Code) in the Mortgage Loan exercisable during the term of the Mortgage Loan, (i) the Mortgage Loan’s interest rate will step up to an interest rate per annum as specified in the related Mortgage Loan documents; provided, however, that payment of such Excess Interest shall be deferred until the principal of such ARD Loan has been paid in full; (ii) all or a substantial portion of the excess cash flow (which is net of certain costs associated with owning, managing and operating the related Mortgaged Property) collected after the Anticipated Repayment Date shall be applied towards the prepayment of such ARD Loan and once the principal balance of an ARD Loan has been reduced to zero all excess cash flow will be applied to the payment of accrued Excess Interest; and (iii) if the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related Mortgage Interest Rate on such Mortgage Loan’s Anticipated Repayment Date. No ARD Loan provides that the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date.

39. Rent Rolls; Operating Histories. The Seller has obtained a rent roll (the “Certified Rent Roll(s)”) other than with respect to hospitality properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Certified Operating Histories collectively report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the Mortgagor or an affiliate for less than three years then for such shorter period of time, it being understood that for mortgaged properties acquired with the proceeds of a Mortgage Loan, Certified Operating Histories may not have been available.

40. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Closing Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Seller’s knowledge, there is (a) no, and since origination there has been no, material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in Exhibit C to this Agreement. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41. Bankruptcy. In respect of each Mortgage Loan, the related Mortgagor is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

42. Organization of Mortgagor. The Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”) and all owners that hold a 20% or greater direct ownership share (i.e., the “Major Sponsors”). The Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis, or a similar service designed to elicit information about each Controlling Owner, Major Sponsor and guarantor regarding such Controlling Owner’s, Major Sponsor’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and provided, however, that records searches were limited to the last 10 years. ((1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Seller, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

43. Environmental Conditions. At origination, each Mortgagor represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by Environmental Laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except as disclosed by a Phase I environmental assessment (or a Phase II environmental assessment, if applicable) delivered in connection with the origination of the Mortgage Loan or except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all Environmental Laws and in a manner that does not result in contamination of the Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable Environmental Laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with Environmental Laws or the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint, or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as administratively “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Fitch, Inc., Moody’s Investors Service, Inc. and/or Standard & Poor’s Ratings Services; (E) a party not related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance; or (F) a party related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance is required to take action. The ESA will be part of the Servicing File; and to the Seller’s knowledge, except as set forth in the ESA, there is no (1) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable Environmental Laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor), or (iii) need for further investigation.

In the case of each Mortgage Loan set forth on Schedule I to this Agreement, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Schedule I (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the Mortgage Loan.

44. Lease Estoppels. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan, and to the Seller’s knowledge based solely on the related estoppel certificate, the related lease is in full force and effect or if not in full force and effect the related space was underwritten as vacant, subject to customary reservations of tenant’s rights, such as, without limitation, with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property, the Seller has received lease estoppels executed within 90 days of the origination date of the related Mortgage Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a Mortgage Loan that is represented on the Certified Rent Roll. To the Seller’s knowledge, each lease represented on the Certified Rent Roll is in full force and effect, subject to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

45. Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as Exhibit A to this Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool.

48. Advance of Funds by the Seller. No advance of funds has been made by the Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

49. Compliance with Anti-Money Laundering Laws. The Seller has complied with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of the Mortgage Loan.

50. Litigation. Whether or not a Mortgage Loan was originated by the Seller, to the Seller’s knowledge, with respect to each Mortgage Loan originated by the Seller and each Mortgage Loan originated by any Person other than the Seller, as of the date of origination of the related Mortgage Loan, and, to the Seller’s actual knowledge, with respect to each Mortgage Loan originated by the Seller and any prior holder of the Mortgage Loan, as of the Closing Date, there are no actions, suits, arbitrations or governmental investigations or proceedings by or before any court or other governmental authority or agency now pending against or affecting the Mortgagor under any Mortgage Loan or any of the Mortgaged Properties which, if determined against such Mortgagor or such Mortgaged Property, would materially and adversely affect the value of such Mortgaged Property, the security intended to be provided with respect to the related Mortgage Loan, or the ability of such Mortgagor and/or the current use of such Mortgaged Property to generate net cash flow to pay principal, interest and other amounts due under the related Mortgage Loan; and to the Seller’s actual knowledge there are no such actions, suits or proceedings threatened against such Mortgagor.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the officers and employees of the Seller directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein. All information contained in documents which are part of or required to be part of a Servicing File, as specified in the Pooling and Servicing Agreement (to the extent such documents exist or existed), shall be deemed to be within the Seller’s knowledge including but not limited to any written notices from or on behalf of the Mortgagor.

“Servicing File.” A copy of the Mortgage File and documents and records not otherwise required to be contained in the Mortgage File that (i) relate to the origination and/or servicing and administration of the Mortgage Loans, (ii) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans or for evidencing or enforcing any of the rights of the holder of the Mortgage Loans or holders of interests therein and (iii) are in the possession or under the control of the Seller, provided that the Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

EXHIBIT C

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

5	Marriott Courtyard Corpus Christi (Loan No. 31)
The related comfort letter provided at the closing of the subject mortgage loan is not enforceable by the securitization trust.  If the lender securitizes the subject mortgage loan, and provides a written request to the franchisor to issue a replacement comfort letter within ninety (90) days of the date of such securitization, setting forth the name, address and contact information of the entity to which the replacement comfort letter is requested to be issued, and the date of such securitization, the franchisor has agreed to issue a replacement comfort letter, substantially similar to the existing comfort letter, to such entity; provided that the franchisor has reserved the right to require certain representations and warranties or certifications.

5	Holiday Inn Express & Suites Port Clinton (Loan No. 40)
The related comfort letter provided at the closing of the subject mortgage loan is not enforceable by the securitization trust.  Such comfort letter contemplates that the assigning lender make a request to the related franchisor to issue a new comfort letter to the securitization trust on the franchisor’s then current form, which request must be made within a specified period following the closing of the loan and transfer thereof to the securitization trust; provided that any entity to which a franchise agreement may be issued pursuant to the comfort letter must be capable of performing its financial and other obligations under the franchise agreement, as determined by the franchisor in its sole discretion.

6	Rolling Hills MHC (Loan No. 27) Heritage Heights North MHC (Loan No. 28)
Subsequent to April 24, 2013, with respect to each of the subject mortgage loans, a modification was made to meet certain requirements of the REMIC provisions in connection with certain circumstances involving a casualty or condemnation and a release of collateral.

6	1177 Flushing Avenue (Loan No. 38)
Subsequent to April 24, 2013, a modification was made to the subject mortgage loan to change the date upon which the subject mortgage loan may be prepaid without penalty from the monthly payment date occurring 60 months prior to the

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
stated maturity date to the monthly payment date occurring 2 months prior to the stated maturity date.

7	All Mortgage Loans transferred by LCF
The assignments of Mortgages and the assignments of Assignments of Leases, Rents and Profits are from the most recent mortgagee of record, which may not be the Mortgage Loan Seller (or, if there was no such assignee of record, from the originator).

7	One Northwestern Plaza (Loan No. 25)	The related mortgage instrument encumbers separate fee and leasehold interests in the related Mortgaged Property, and the ground lessor holds a right of first refusal to purchase the leasehold estate.

7	Portofino Hotel and Yacht Club (Loan No. 19)
The ground lessor holds a right of first offer to purchase the related borrower’s leasehold estate (subject to certain exceptions involving a transfer to the lender in connection with a foreclosure or deed in lieu of foreclosure).

7	Marriott Courtyard – Corpus Christi (Loan No. 31)	The franchisor holds a right of first refusal in connection with any sale of the related Mortgaged Property to a competitor.

7	Holiday Inn Express & Suites Port Clinton (Loan No. 40)	The franchisor holds a right of first refusal with respect to the related Mortgaged Property, but such right does not apply in connection with a foreclosure or deed-in-lieu of foreclosure.

7	Ashton Place Apartments (Loan No. 37)
A recorded utility agreement obligates the related borrower to maintain the electrical distribution equipment at the related Mortgaged Property, and failure to do so would allow the electric company to do so and to place a lien on the related Mortgaged Property for those costs, which lien would be superior to the related deed of trust.

8	All Mortgage Loans transferred by LCF
The lien of real property taxes and assessments shall not be considered due and payable until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement is entitled to be taken by the related taxing authority.

8	Portofino Hotel and Yacht Club (Loan No. 19)	The ground lessor holds a right of first offer to purchase the related borrower’s leasehold estate (subject to certain exceptions involving a transfer to the lender in connection

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
with a foreclosure or deed in lieu of foreclosure).

8	One Northwestern Plaza (Loan No. 25)	The related mortgage instrument encumbers separate fee and leasehold interests in the related Mortgaged Property, and the ground lessor holds a right of first refusal to purchase the leasehold estate.

8	Marriott Courtyard – Corpus Christi (Loan No. 31)	The franchisor holds a right of first refusal in connection with any sale of the related Mortgaged Property to a competitor.

8	Holiday Inn Express & Suites Port Clinton (Loan No. 40)	The franchisor holds a right of first refusal with respect to the related Mortgaged Property, but such right does not apply in connection with a foreclosure or deed-in-lieu of foreclosure.

8	Ashton Place Apartments (Loan No. 37)
A recorded utility agreement obligates the related borrower to maintain the electrical distribution equipment at the related Mortgaged Property, and failure to do so would allow the electric company to do so and to place a lien on the related Mortgaged Property for those costs, which lien would be superior to the related deed of trust.

18	All Mortgage Loans transferred by LCF
Subject to the other exceptions to Representation and Warranty No. 18, the loan documents may require that, if insurance proceeds in respect of a property loss are to be applied to the repair or restoration of all or part of the related Mortgaged Property, then the insurance proceeds may be held by a party other than the lender (or a trustee appointed by it) if such proceeds are less than or equal to 5% of the original principal balance of the related Mortgage Loan, rather than 5% of the then outstanding principal amount of the related Mortgage Loan.  As and to the extent set forth in the exceptions to Representation and Warranty No. 31, there are limitations related to the maintenance of terrorism insurance.

18	Wilton Multifamily Portfolio (Loan No. 9)	The related mortgagor is only required to maintain 12 months of rental loss/business interruption insurance (instead of 18 months as is required for mortgage loans in excess of $35 million).

18	Portofino Hotel and Yacht Club (Loan No. 19)	The related Ground Lease does not specify that the lender is appointed to hold and disburse insurance proceeds nor does

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

the Ground Lease restrict lender from holding the funds (or otherwise require that they be held by ground lessor).  The Ground Lease requires that the subject mortgage loan include a provision to the effect that any proceeds from fire or extended coverage insurance shall first be used for the repair, rebuilding, restoration or reconstruction of improvements on the related Mortgaged Property and only the remaining proceeds, if any, may then be used to repay any part of the outstanding indebtedness secured by the related deed of trust.

18	Hampton Inn & Suites Venice (Loan No. 29)
The subject mortgage loan requires flood insurance coverage with respect to the related Mortgaged Property, but the flood insurance policy does not provide coverage for business interruption or contents.  However, the related guarantor is liable for the lesser of (i) $1,500,000 or (ii) the positive difference, if any, between (a) the insurance proceeds paid from the insurance policy in place at origination in the event of a flood at the related Mortgaged Property and (b) the insurance proceeds that would have been paid in such event under a flood insurance policy with respect to the related Mortgaged Property that covers 12 months’ rental loss and/or business interruption and otherwise complies with the requirements set forth in the related loan agreement.  If, prior to the occurrence of any flood event the related borrower has procured a conforming policy, the referenced recourse amount shall be $0.00 for so long as such conforming policy remains in place (except with respect to any guarantor’s recourse liability resulting from a flood event that occurred prior to the placement of such conforming policy).

18	Giant Eagle Northfield Center (Loan No. 33)
The tenant is permitted to carry all insurance coverage with respect to the related Mortgaged Property in accordance with the related lease, and such insurance satisfies any requirement that the related Mortgagor maintain the insurance.  As more specifically set forth in the related loan agreement, provided (i) no event of default exists, (ii) the lease with the tenant (or an acceptable replacement lease) remains in full force and effect, (iii) the tenant is maintaining the insurance coverages required under the lease with no overlaps in coverage, (iv) the tenant’s insurance policies are maintained in full force and effect and are not reduced, limited or modified in a manner which materially reduces the coverages therefrom, (v) the insurance requirements of the

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

lease remain satisfied, and (vi) new certificates in form and substance reasonably acceptable to lender are provided to lender prior to the renewal or expiration of any prior certificates, then the tenant may satisfy its insurance requirement through a program of self-insurance or self-retention.

18	Royal Ridge Apartments (Loan No. 35) Ashton Place Apartments (Loan No. 37)
Each of the subject mortgage loans requires flood insurance coverage with respect to the related Mortgaged Property, but the flood insurance policy does not cover 12 months’ rental loss and/or business interruption insurance.  However, with respect to each of the subject mortgage loans, the related guarantor is liable for the lesser of (i) $1,000,000 or (ii) the positive difference, if any, between (a) the insurance proceeds paid from the insurance policy in place at origination in the event of a flood at the related Mortgaged Property and (b) the insurance proceeds that would have been paid in such event under a flood insurance policy with respect to the related Mortgaged Property that covers 12 months rental loss and/or business interruption and otherwise complies with the requirements set forth in the related loan agreement.  If, prior to the occurrence of any flood event the related borrower has procured a conforming policy, the referenced recourse amount shall be $0.00 for so long as such conforming policy remains in place (except with respect to any guarantor’s recourse liability resulting from a flood event that occurred prior to the placement of such conforming policy).

19	FedEx Distribution Facility (Loan No. 15)
The related Mortgaged Property is part of a tax lot that also includes property that is not part of the Mortgaged Property.  An application has been made to the applicable governing authority for creation of separate tax lots.  However, the related mortgagor is not required to maintain escrows for taxes, provided that, among other things, the sole tenant is required under the terms of its lease to pay or reimburse the related mortgagor for the payment of real estate taxes with respect to the related Mortgaged Property and such sole tenant is not in default on such obligation.  Further, the related borrower and the related guarantor are liable for losses suffered in connection with the related borrower’s failure to pay taxes on each tax parcel of which the related Mortgaged Property is a part.

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

25	All Mortgage Loans transferred by LCF	Trustee’s fees must be reasonable.

26	Portofino Hotel and Yacht Club (Loan No. 19)
The related Mortgaged Property is in violation of zoning requirements because of a deficiency of parking spaces and is not legally non-conforming in such regard.  The LA County Department of Public Works (LACPW) issued a notice of violation to the related Mortgaged Property on March 27, 2012 and a second notice was issued on July 3, 2012 related to “obsolete/unsupported UST monitoring system”.  As of March 2013, the violation remains open.  An application to modify the system was received, but the LACPW has no documentation indicating it was completed.  $52,125 was escrowed at closing, representing 125% of the estimated cost to bring the related Mortgaged Property into compliance.  Borrower is required to complete the repairs within 150 days of closing.

26	The Forum at Sam Houston (Loan No. 20)
Certain outstanding violations of the Texas Architectural Barriers Act exist with respect to the related Mortgaged Property.  The related Mortgaged Property is in violation of zoning requirements because of a deficiency of 10 parking spaces and is not legally non-conforming in such regard.  The loan is recourse to the guarantor for any losses suffered by the lender for failure of the related Mortgaged Property to comply with the Texas Architectural Barriers Act and with applicable parking requirements.

26	Marriott Courtyard - Corpus Christi (Loan No. 31)
There are various violations relating to the elevators at the related Mortgaged Property.  The related Mortgagor has covenanted to obtain certificates of compliance within 90 days after the origination date.

26	El Super Supermarket - Fresno, CA (Loan No. 48)
Several outstanding fire code violations exist with respect to the related Mortgaged Property.  The related Mortgagor has covenanted to deliver evidence satisfactory to lender that each of the fire code violations have been fully cured and that the related Mortgaged Property is in full compliance with the California Fire Code within 120 days following the origination date.

27	Marriott Courtyard - Corpus Christi (Loan No. 31)	The certificates of compliance have expired with respect to the elevators at the related Mortgaged Property. The related

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
Mortgagor has covenanted to obtain certificates of compliance within 90 days after the origination date.

27	Big Lake Estates & Sherburne MHC Portfolio (Loan No. 46)
Permit Number MN0056065 (with respect to the Michael Wadsworth Mobile Home Park Wastewater Treatment Facility located at the Sherburne MHC Mortgaged Property) has expired; however, according to that certain letter dated March 8, 2013 from the Minnesota Pollution Control Agency to Bogart, Pederson & Associates, such Wastewater Treatment Facility is “legally authorized to continue operating under the expired State Disposal System (SDS) Permit Number MN0056065 until the Minnesota Pollution Control Agency takes final action on the permit reissuance (Minn. R. 7001.0160).”  The following representation (and related covenant) was added to the related loan agreement:  “Borrower has ensured and will continue to ensure that each requirement to secure the renewal Permit Number MN0056065 is met.”  In addition, the borrower and the guarantor are liable for losses in connection with the borrower’s operation of the wastewater treatment facility located at the related Mortgaged Property prior to obtaining a renewal of such permit or the borrower’s failure to obtain a renewal of such permit.

28	All Mortgage Loans transferred by LCF
The related loan documents may provide for recourse against the related Mortgagor and guarantor in the event that such Mortgagor or guarantor “solicits of causes to be solicited petitioning creditors” to cause an involuntary bankruptcy filing with respect to the Mortgagor, rather than that such Mortgagor or guarantor “colluded with other creditors” to do so.

28	Parkway Village (Loan No. 21) North Star Estates (Loan No. 30) Gale Gardens Apartments (Loan No. 43)
Misapplication or misappropriation includes any “gross revenues” (excluding rents), or, after an event of default (which if non-monetary, is either known by the related Mortgagor or is the subject of written notice from lender to the related Mortgagor), any rents that are not either deposited with lender or applied to the commercially reasonable out of pocket third party costs and expenses of the related Mortgaged Property as they become due or payable (which costs and expenses shall not include payments to the property manager).

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

28	Marriott Courtyard Corpus Christi (Loan No. 31)
The basis for recourse for losses or damages sustained in the case of commission of material physical waste caused by agents or representatives of the related borrower, property manager or guarantor is limited to those acts done (i) at the direction of the related mortgagor, an affiliated property manager, the related guarantor or any affiliate thereof or (ii) with the prior knowledge of the related mortgagor, an affiliated property manager, the related guarantor or any affiliate thereof.

29	All Mortgage Loans transferred by LCF
If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.

30	All Mortgage Loans transferred by LCF with multiple Mortgagors
The related loan documents, in each case, do not require the financial statements of the co-mortgagors to be combined.  Also, mortgagor reporting obligations may be in the related loan agreement instead of the mortgage.

31	All Mortgage Loans transferred by LCF
Except with respect to Mortgage Loans where terrorism insurance is not required or tenants are allowed to self-insure, if any of the Policies (as defined in the related loan agreement) contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the related mortgagor must obtain and maintain terrorism coverage to cover such exclusions from an insurer meeting the Insurance Rating Requirements specified in Representation and Warranty No. 18 (a “Qualified Insurer”) or, in the event that such terrorism coverage is not available from a Qualified Carrier, the related Mortgagor must obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

31	Botany Plaza (Loan No. 16)
The related loan documents provide that if the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the related mortgagor shall be required to carry terrorism

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

insurance throughout the term of the subject Mortgage Loan, but shall not be required to pay more for such policy than 2.0 times the amount of the insurance premium for the property insurance policy and business interruption/rental loss insurance policy required under the related loan documents (excluding such terrorism coverage).  If the cost of such terrorism insurance exceeds such amount, then the related mortgagor shall purchase the maximum amount of terrorism insurance available with funds equal to such amount.

31	Giant Eagle Northfield Center (Loan No. 33)
The tenant is permitted to carry all insurance coverage with respect to the related Mortgaged Property in accordance with the related lease, and such insurance satisfies any requirement that the related Mortgagor maintain the insurance.  Subject to certain conditions, the tenant may satisfy its insurance requirement through a program of self-insurance or self-retention.

32	All Mortgage Loans transferred by LCF
Any pledge of a direct or indirect equity interest in the related Mortgagor would be permitted if the transfer of such equity interest to the pledgee would be a permitted transfer under the terms of Representation and Warranty No. 32 or as contemplated by any other exception to Representation and Warranty No. 32 set forth herein.

32	All Mortgage Loans transferred by LCF
Transfers, sales and pledges (each, a “Transfer”) of stock listed on a nationally recognized stock exchange, as well as Transfers of stock and other equity interests that are publicly traded, are permitted.  Mergers and other business combinations involving a publicly traded company are also permitted.  In addition, for certain loans, Transfers of direct or indirect equity interests in the related Mortgagor may be permitted under one or more of the following circumstances: (a) such equity interests are limited partnership interests, non-managing member interests in a limited liability company or other passive equity interests; (b) the Transfer does not result in a change of control of the related Mortgagor; and/or (c) the Transfer results in certain specified individuals or entities maintaining control of the related Mortgagor.

33	Wilton Multifamily Portfolio (Loan No. 9)	No nonconsolidation opinion was rendered with respect to the related Mortgagor in connection with the origination of

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
	Portofino Hotel and Yacht Club (Loan No. 19)	the subject Mortgage Loan.

36	Portofino Hotel and Yacht Club (Loan No. 19)
The ground lessor has a right of first offer with respect to the leasehold estate (subject to certain exceptions involving a transfer to the lender in connection with a foreclosure or deed in lieu of foreclosure).  Lender’s consent is not required for amendments, modification, cancellation or termination of the Ground Lease.  However, the related Mortgage Loan is to be fully recourse to the related guarantor in the event that:  (A) the related borrower shall fail in the payment of any rent, additional rent or other charge mentioned in or made payable by the Ground Lease as and when such rent or other charge is payable, (B) there shall occur any default by the related borrower, as tenant under the Ground Lease, in the observance or performance of any term, covenant or condition of the Ground Lease on the part of the related borrower, to be observed or performed, (C) if any one or more of the events referred to in the Ground Lease shall occur that would cause the Ground Lease to terminate without notice or action by the landlord under the Ground Lease or that would entitle the landlord to terminate the Ground Lease and the term thereof by giving notice to the related borrower, as tenant thereunder, (D) if the leasehold estate created by the Ground Lease shall be surrendered or the Ground Lease shall be terminated or canceled for any reason or under any circumstances whatsoever, or (E) if the Ground Lease shall in any manner be modified, changed, supplemented, altered, amended or waived without the consent of lender.

The Ground Lease estoppel provides specifically that the following assignment, transfer, pledge or sales of the subject Mortgage Loan and the deed of trust by LCF are permissible:  to any affiliate or wholly owned subsidiary of LCF or to (i) Bank of America, N.A., (ii) Citibank, N.A., (iii) Deutsche Bank, (iv) Deutsche Bank Trust Company, (v) JP Morgan Chase Bank, N.A., (vi) Metropolitan Life Insurance Company, (vii) TIAA-CREF, (viii) Wells Fargo, N.A. and the ultimate transfer to a securitization trust, provided all transfers are completed by December 31, 2013 and notice of the transfer and identity of the ultimate assignee is delivered to the ground lessor within 30 days of the same.  Further transfers are subject to the ground lessor’s consent.

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

The related Ground Lease requires ground lessor’s consent in connection with a transfer of the borrower’s interest under the Ground Lease (subject to certain exceptions involving a transfer to the lender in connection with a foreclosure or by deed-in-lieu of foreclosure).

The related Ground Lease prohibits the borrower from subletting the related Mortgaged Property, or any portion thereof; or any right or privilege appurtenant thereto, without the prior written consent of the ground lessor; provided, however, no such approval is required for the ordinary rental of marina slips, hotel rooms, rooms for group meetings and events, and apartments.

The related Ground Lease requires delivery of notice of default to the mortgagee, but does not provide that a notice of default or termination is not effective absent delivery of such notice.

The related Ground Lease does not specify that the lender is appointed to hold and disburse insurance proceeds nor does the Ground Lease restrict lender from holding the funds (or otherwise require that they be held by ground lessor).  The Ground Lease requires that the subject mortgage loan include a provision to the effect that any proceeds from fire or extended coverage insurance shall first be used for the repair, rebuilding, restoration or reconstruction of improvements on the related Mortgaged Property and only the remaining proceeds, if any, may then be used to repay any part of the outstanding indebtedness secured by the related deed of trust.

36	One Northwestern Plaza (Loan No. 25)
The ground lessor has a right of first refusal with respect to the leasehold estate, and such right will apply in connection with a foreclosure.

The related Ground Lease requires ground lessor’s consent in connection with an assignment by the borrower of its interest in the Ground Lease.  Such consent is not required in connection with a transfer to a mortgagee, nominee of a mortgagee or a purchaser at a foreclosure sale.

The related Ground Lease requires delivery of notice of default to the mortgagee, but does not provide that a notice of default or termination is not effective absent delivery of such notice.

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

The related borrower is not permitted to enter into subleases of its interest in the related Mortgaged Property without obtaining the ground lessor’s prior written consent to such sublease; provided, however, such consent shall not be unreasonably withheld, ground lessor shall consent if the related Mortgaged Property is to be managed by an individual or entity reasonably comparable to the individual or entity managing the related Mortgaged Property immediately prior to the sublease and such consent shall not be required for a space lease.

The related Ground Lease does not include a provision which directs the application of condemnation awards, and does not specify a method for allocating a condemnation award between the ground lessor and the borrower.  However, the Ground Lease provides that neither the ground lessor nor the borrower will be permitted to settle or compromise the amount or division of any award in any condemnation proceeding without the mortgagee’s consent, which consent may not be unreasonably withheld, and that the mortgagee will be entitled to appear in any such condemnation proceedings and make claim for such share of any award to which the borrower is entitled pursuant to the terms of the Ground Lease.

38	One Northwestern Plaza (Loan No. 25)
The subject Mortgage Loan is an ARD Loan, which commences amortization on (but no sooner than) the anticipated repayment date through the application of certain excess cash flow.  However, the subject Mortgage Loan may not substantially or fully amortize.

42	Jimmy Choo on Bleecker (Loan No. 49)
A Major Sponsor was in a car accident that resulted in the deaths of two (2) people.  After pleading guilty to two counts of negligent homicide, such Major Sponsor served four (4) months in prison along with two (2) years of house arrest and community service with five (5) years’ probation.

43	Royal Ridge Apartments (Loan No. 35)
A single unit at the related Mortgaged Property revealed an elevated radon level.  The related Mortgagor covenanted to perform long-term radon testing (over a period of at least 3 months) for such unit and deliver to lender the results thereof in form and substance acceptable to lender and if such results reveal elevated levels of radon (i.e., 4 or more picocuries per liter of air), the related Mortgagor shall (i) within six (6)

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

months of the date of origination remediate such condition, and (ii) within six (6) months of origination, deliver to lender radon test results for every ground floor unit at the related Mortgaged Property (the “Ground Floor Radon Results”).  If the Ground Floor Radon Results reveal elevated levels of radon (i.e. 4 or more picocuries per liter of air) in any units, the related Mortgagor shall remediate such conditions within six (6) months of closing.  No reserves were taken in this regard.

43	El Super Supermarket - Fresno, CA (Loan No. 48)
Parcels adjacent to the Mortgaged Property have indicated 1,2-dichloroethane concentrations (attributable to a fumigation company that previously operated in that area) and is listed on the SLIC (Spills, Leaks, Investigations and Cleanup) database with a status of “open – site assessment” as of January 10, 2008.  While the environmental consultant did not recommend any further action or investigation, as a precautionary measure, the borrower has purchased an environmental policy of $3.0 million that names borrower and lender as insured parties.  The term of the applicable environmental insurance policy is 10 years and 31 days (with five (5) years extended reporting).

48	One Northwestern Plaza (Loan No. 25)
An affiliate of LCF holds an equity interest in the related mortgagor and, in connection therewith, is subject to capital calls.  Failure to make the capital call subjects the equity owner to potential dilution or subordination of its interests.

EXHIBIT D

FORM OF OFFICER’S CERTIFICATE

I, [______], a duly appointed, qualified and acting [______] of [____] (the “Company”), hereby certify as follows:

1.
I have examined the Mortgage Loan Purchase Agreement, dated as of [________] [__], 2013 (the “Agreement”), between the Company and J.P. Morgan Chase Commercial Mortgage Securities Corp., and to the best of my knowledge after due inquiry, all of the representations and warranties of the Company under the Agreement are true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

2.
To the best of my knowledge after due inquiry, the Company has complied with all the covenants and satisfied all the conditions on its part to be performed or satisfied under the Agreement on or prior to the date hereof and no event has occurred which, with notice or the passage of time or both, would constitute a default under the Agreement.

3.
I have examined the information regarding the Mortgage Loans in the Free Writing Prospectus Loan Detail (as defined in the Indemnification Agreement), and the other Time of Sale Information (as defined in the Indemnification Agreement), relating to the offering of the Certificates, and nothing has come to my attention that would lead me to believe that the  Free Writing Prospectus Loan Detail, when read in conjunction with the other Time of Sale Information, as of the Time of Sale (as defined in the Indemnification Agreement) or as of the date hereof, included or includes any untrue statement of a material fact relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller or, in the case of the Free Writing Prospectus Loan Detail, when read in conjunction with the other Time of Sale Information, omitted or omits to state therein a material fact necessary in order to make the statements therein relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller, in light of the circumstances under which they were made, not misleading.

4.
I have examined the information regarding the Mortgage Loans in the Prospectus Supplement Loan Detail (as defined in the Indemnification Agreement) relating to the offering of the Certificates, and nothing has come to my attention that would lead me to believe that the Prospectus Supplement Loan Detail, as of the date of the Prospectus or the Private Placement Memorandum (as defined in the Indemnification Agreement), or as of the date hereof, included or includes any untrue statement of a material fact relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller or omitted or omits to state therein a material fact necessary in order to make the statements therein relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller, in light of the circumstances under which they were made, not misleading.

Capitalized terms used herein without definition have the meanings given them in the Agreement.

D-1

IN WITNESS WHEREOF, I have signed my name this [__] day of [________] 2013.

By:
Name:
Title:

D-2